UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CRA INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
No fee required.
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CRA INTERNATIONAL, INC.
Notice of Annual Meeting of Shareholders
to be held on July 18, 2024
CRA International, Inc. hereby gives notice that it will hold an annual meeting of shareholders at its offices at 200 Clarendon Street, 9th Floor, Boston, Massachusetts 02116, on Thursday, July 18, 2024, at 8:00 a.m., eastern standard time. The annual meeting is being held for the following purposes:
1.
To consider and vote upon the election of three Class II directors;

2.
To conduct an advisory vote to approve our executive compensation;

3.
To ratify the appointment by our audit committee of Grant Thornton LLP as our independent registered public accountants for our fiscal year ending December 28, 2024; and

4.
To transact such further business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors has fixed the close of business on Friday, May 24, 2024, as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment thereof. Only shareholders of record on May 24, 2024, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof.
By order of the board of directors,
Jonathan Yellin
Secretary
Boston, Massachusetts
April 26, 2024
YOUR VOTE IS IMPORTANT
Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON JULY 18, 2024:
The Proxy Statement and 2023 annual report to Shareholders
will be, on or prior to May 31, 2024, available at
www.envisionreports.com/crai

CRA INTERNATIONAL, INC.
200 Clarendon Street
Boston, Massachusetts 02116
(617) 425-3000
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
to be held on July 18, 2024
This proxy statement relates to the 2024 annual meeting of shareholders of CRA International, Inc. (“we,” “us,” “our,” “CRA” or the “Company”) The annual meeting will take place at our Boston offices as follows:
Date:
July 18, 2024

Time:
8:00 a.m.

Place:
CRA International, Inc.
200 Clarendon Street
9th Floor
Boston, Massachusetts 02116

Our board of directors is soliciting proxies for the annual meeting and any and all adjournments of the annual meeting. The shares represented by your properly signed proxy will be voted in accordance with your directions. If you are a registered holder and do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered. You may revoke your proxy at any time before it has been exercised.
This proxy statement will be made available to shareholders on or prior to May 31, 2024 on the Internet at www.envisionreports.com/crai.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Purpose of the annual meeting
At the annual meeting, we will submit the following proposals to our shareholders:
Proposal One:   To elect three Class II directors to a three-year term;
Proposal Two:   To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures);
Proposal Three:   To ratify the appointment by our audit committee of Grant Thornton LLP as our independent registered public accountants for our fiscal year ending December 28, 2024.
Our board of directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our board of directors was not aware, a reasonable time before making this proxy statement available to our shareholders, of any other business that properly may be presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.
Record date
Our board of directors has fixed the close of business on Friday, May 24, 2024, as the record date for the annual meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of the annual meeting and to vote at the annual meeting. At the close of business on Monday, April 22, 2024, 6,915,601 shares of our common stock were issued and outstanding. A list of the shareholders entitled to notice of the annual meeting will be available to shareholders for inspection for the duration of the annual meeting of shareholders.
Quorum
Our by-laws provide that a quorum at the annual meeting consists of a majority in interest of all shares of our common stock issued, outstanding and entitled to vote at the annual meeting. Shares of our common stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. In general, votes withheld from any nominee for election as director, abstentions, and broker “non-votes” are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power, and has not received instructions from the beneficial owner, with respect to the proposal.
Vote required; tabulation of votes; revocation of proxy
A plurality of the votes properly cast at the annual meeting will be necessary to elect the three Class II directors to a three-year term.
A majority of the votes properly cast at the annual meeting will be necessary to approve, on an advisory basis, the compensation paid to our named executive officers (as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K) and to ratify the appointment by our audit committee of Grant Thornton LLP as our independent registered public accountants for our fiscal year ending December 28, 2024.
Abstentions and broker non-votes will not be considered when determining whether or not the necessary proportion of votes properly cast at the annual meeting on any proposal was achieved. If you are a registered shareholder and you return an executed proxy with specific instructions on how to vote, the designated proxies will vote according to your instructions. However, if you are a registered shareholder and you return an executed proxy without specific instructions on how to vote, the designated proxies will vote in accordance with the recommendations of our board of directors set forth in this proxy statement. You may revoke your proxy at any time before it has been exercised.
Each share of our common stock outstanding on the record date will be entitled to cast one vote. Our transfer agent, Computershare, will tabulate the votes at the annual meeting.
Solicitation of proxies
Our board of directors is soliciting proxies for the annual meeting and any and all adjournments of the annual meeting. No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and other employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitations will be nominal, and we will pay all expenses incurred in connection with them.
Internet access to proxy materials
The notice of annual meeting, this proxy statement and our 2023 annual report to shareholders will be, on or prior to May 31, 2024, available on the Internet at www.envisionreports.com/crai. This website does not use “cookies” to track or identify visitors to the website.
Directions to our offices
The annual meeting will be held at our offices at 200 Clarendon Street, 9th Floor, Boston, Massachusetts.
For those planning to attend the annual meeting, directions to these offices are below.
•
From Logan International Airport:   Follow the signs to Boston through the Sumner Tunnel. Turn right up the entrance ramp onto Expressway I-93 North. Take the Storrow Drive exit on right. Follow Storrow Drive West and take the Copley Square exit on the left. Turn right at the set of lights onto Beacon Street. At the second set of lights, turn left onto Clarendon Street and proceed for five blocks.

•
From Points South via 1-95 and 1-93:   Follow I-95 North to Expressway I-93 North. Stay on I-93 through the tunnel and into the financial district. Take the Storrow Drive exit on the right. Follow Storrow Drive West and take the Copley Square exit on the left. Turn right at the set of lights onto Beacon Street. At the second set of lights, turn left onto Clarendon Street and proceed for five blocks.

•
From Western Massachusetts and Points South via the Mass. Pike:   Follow Mass. Pike (I-90) East to the Copley Square/Prudential Center exit 133 (old exit 22). Follow the Copley Square exit and take the first left onto Dartmouth Street. Turn right onto Boylston Street. Turn right onto Clarendon Street.

•
From Points North via 1-95 or 1-93:   Follow I-95 South to I-93 South. Take exit 18 (old exit 26), North Station/Storrow Drive. Follow Storrow Drive West and take the Copley Square exit on the left. Turn right at the set of lights onto Beacon Street. At the second set of lights, turn left onto Clarendon Street and proceed for five blocks.

•
From Public Transportation:   The public transportation locations nearest to our offices are Back Bay Station (Orange Line, Commuter Rail and Amtrak) and Copley Station (Green Line).

•
Parking:   There are several parking areas along Clarendon Street. There is an underground garage on the left between Boylston Street and St. James Avenue. There is a parking garage on the right one block past 200 Clarendon Street. If those are full, proceed down Clarendon Street, take a right on Columbus Avenue, take a right on Dartmouth Street and there is an underground garage on the left at the Tent City building. Additional parking can be found at the Copley Place Mall.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Proposal One concerns the election of three Class II directors.
Our board of directors currently consists of nine directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of our shareholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class II directors is expiring.
Accordingly, our board of directors has nominated Alva Taylor, Heather Tookes and Karen Keenan to serve as Class II directors for a three-year term. Our board, upon the recommendation of the nominating and corporate governance committee, appointed Dr. Taylor, Professor Tookes and Ms. Keenan as Class II directors, effective as of August 1, 2022, December 8, 2022 and January 8, 2024, respectively. The current terms of Prof. Tookes, Dr. Taylor and Ms. Keenan will expire at the annual meeting. Robert Holthausen, a Class II director, will retire from the board of directors effective as of the adjournment of the 2024 annual meeting and the size of the board of directors will be reduced to eight directors.
Proxies will not be voted at the annual meeting for more than three candidates.
Each of Prof. Tookes, Dr. Taylor and Ms. Keenan has agreed to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee designated by our board of directors at that time.
Our board of directors recommends that you vote FOR the election of Prof. Tookes, Dr. Taylor and Ms. Keenan.

CORPORATE GOVERNANCE
Overview
In designing our corporate governance structure, we seek to identify and implement the practices that we believe will best serve the interests of our business and shareholders, including the practices mandated by the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the related rules of the Securities and Exchange Commission and the Nasdaq Stock Market. You can find our current corporate governance principles, including our code of business conduct and ethics, our statement of corporate governance guidelines, and the charters for the standing committees of our board of directors through the Investor Relations page of our website at www.crai.com. Our code of business conduct and ethics applies not only to our principal executive officer, principal financial officer and principal accounting officer, but also to all of our other officers and employees, directors and outside consultants. Our code of business conduct and ethics includes, among other things, provisions covering compliance with law, rules and regulations, conflicts of interest, insider trading, fair dealing, proper use of our assets, confidentiality, health and safety, discrimination and harassment, accounting and record keeping, and the reporting of illegal or unethical behavior. We intend to continue to modify our policies and practices to address ongoing developments in the area of corporate governance. We discuss many features of our corporate governance principles in other sections of this proxy statement. Some of the highlights of our corporate governance principles are the following:
•
Director and committee independence.   With the exception of Paul Maleh our president, chief executive officer and chairman of the board, all of our directors (including Prof. Holthausen, who is not standing for reelection at the annual meeting and Prof. Tookes, Dr. Taylor and Ms. Keenan, each of whom is standing for election at the annual meeting) are independent directors under the rules of the Nasdaq Stock Market. Our board of directors has determined that our independent directors under these rules are Profs. Holthausen and Tookes, Dr. Taylor, Messrs. Avery, Booth and Concannon, and Mses. Detrick and Keenan. Each member of our audit committee, nominating and corporate governance committee, and compensation committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he or she serves.

•
Audit committee.   Our audit committee is directly responsible for appointing, determining the compensation of, evaluating and, when necessary, terminating our independent registered public accountants. Our independent registered public accountants report directly to our audit committee. Our board of directors has determined that it currently has three audit committee financial experts as defined under the rules of the Securities and Exchange Commission. Our audit committee’s prior approval is required for all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act) to be provided by our independent registered public accountants. The audit committee has delegated the authority to provide such pre-approval to its chairman if the chairman determines in good faith that the applicable services would not impair the independence of our independent registered public accountants. Our audit committee is responsible for reviewing and assessing the adequacy of its charter on an annual basis.

•
Compensation committee.   Our compensation committee is responsible for recommending to our board of directors our general compensation philosophy and policies, and for reviewing and approving (or recommending to our board of directors for approval) the compensation of our executive officers, directors and other members of our senior management. The compensation committee is also directly responsible for appointing, determining the compensation of, overseeing and evaluating the independence of our compensation consultants. Our compensation committee is responsible for reviewing and assessing the adequacy of its charter on an annual basis.

•
Committee authority.   Each of our audit committee, nominating and corporate governance committee, and compensation committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by us.

•
Whistleblower procedures.   Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal control over financial reporting or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers, employees and outside consultants of concerns regarding questionable accounting, internal control over financial reporting or auditing matters.
Executive officers and directors
Set forth below are the names and certain information with respect to each of our directors, nominees for director and executive officers as of April 22, 2024:
Name	Age	Position
Paul Maleh(1)	60	President, chief executive officer and chairman of the board
Daniel Mahoney	45	Executive vice president, chief financial officer and treasurer
Chad Holmes	51	Executive vice president and chief corporate development officer
Jonathan Yellin	60	Executive vice president and general counsel
Thomas Avery(2)	70	Director
Richard Booth(1)(3)	54	Director
William Concannon(1)(2)(4)(5)	68	Director
Christine Detrick(1)(2)(4)	65	Director
Karen Keenan(3)	61	Director
Alva Taylor(3)(4)	63	Director
Heather Tookes(2)(4)	50	Director

(1)
Member of our executive committee.

(2)
Member of our compensation committee.

(3)
Member of our audit committee.

(4)
Member of our nominating and corporate governance committee.

(5)
Lead independent director.

Our board of directors is divided into three classes. The term of one class of directors expires each year at the annual meeting of our shareholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among our directors and executive officers.
Backgrounds and qualifications of directors
Below we have identified each of our directors by class. In addition, for each director we have included information regarding the director’s business experience, as well as the director’s particular experiences, qualifications, attributes and skills that led our board of directors to conclude that the director should serve as a member of our board of directors.
Directors serving a term expiring at the 2024 annual meeting (Class II directors)
Alva Taylor, Ph.D., has served as a director since August 2022. Dr. Taylor has been a professor since 2000, and the faculty director of the Glassmeyer/McNamee Center for Digital Strategies at the Tuck School of Business at Dartmouth College since 2013. The center helps business leaders understand how changes in digital technology impact business strategy and corporate decision making. Dr. Taylor has been recognized for his research in the areas of innovation processes, entrepreneurship, technological change, and strategic decision making in fast-changing environments. His recent work explores the challenges of managing creative groups for sustained innovation and entrepreneurship, and how organizational learning takes place in information-rich environments. He teaches courses on strategy, innovation, and change management in Tuck’s flagship MBA, Executive Education, and Master’s in Health Care Delivery Science programs. Dr. Taylor has also served as a board member of the Cardigan Mountain School in Canaan, New Hampshire, since September 2022. Dr. Taylor earned his B.S. and M.S in Operations Research and Industrial

Engineering and his M.B.A from Cornell University, and earned his Ph.D. from Stanford University. Our board values and has benefited greatly from Dr. Taylor’s expertise in the areas of digital strategy and change management.
Heather Tookes, Ph.D., has served as a director since December 2022. Prof. Tookes currently serves as a finance professor and the Deputy Dean for Faculty at the Yale School of Management, a leader in business education, and has been on the faculty of the Yale School of Management since 2004. Prof. Tookes also currently serves on the boards of Dimensional Funds (DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc., DFA Investment Trust Company, Dimensional Emerging Markets Value Fund, and Dimensional ETF Trust, each of which is a registered investment company), a 5% or more shareholder of the Company, and Ariel Investments LLC, a registered investment advisor. Since January 2022, Prof. Tookes has served as a director of the Community Foundation of Greater New Haven. From June 2021 to March 2023, Prof. Tookes served as a director of Payoneer Global Inc. (Nasdaq: PAYO), a financial services company. Prof Tookes has a Bachelor of Arts in Economics from Brown University and a Ph.D. in Finance from Cornell University. In addition to being an expert in corporate finance, Prof. Tookes brings a wealth of board experience from having served on a number of nonprofit, private and public company boards.
Karen Keenan has served as a director since January 2024. Ms. Keenan’s 35-year career in financial services has included leadership roles in finance and controls, risk management, regulatory compliance, and business management. Ms. Keenan previously worked at State Street Corporation for 13 years, rising through the bank’s Global Markets Division, which provides investment research and trading services to institutional investors. From 2016 until her retirement in 2020, she served as State Street’s Chief Administrative Officer. Before joining State Street, she served as Chief Financial Officer for Investor Financial Services Corporation for six years. Ms. Keenan is a CPA and since 2020 has served as an independent director on the board of CLS Group Holdings AG, which provides foreign exchange settlement services to member banks. Ms. Keenan has a B.S. in accountancy from Bentley University and an M.B.A. in finance from Babson College. Our board of directors has determined that Ms. Keenan is an audit committee financial expert under the rules of the Securities and Exchange Commission.
Directors serving a term expiring at the 2025 annual meeting (Class III directors)
Paul Maleh, who joined us in 1989, has served as our president and chief executive officer and as a director since November 2009, and became chairman of our board of directors in July 2020. Mr. Maleh served as our chief operating officer from October 2008 through November 2009, and as our executive vice president from October 2006 to November 2009. Mr. Maleh has also served as a board member of KIPP Massachusetts, a non-profit charter school since September 2022. From December 2006 to January 2009, he served as head of our finance platform. Mr. Maleh also directed our finance practice from 2000 to December 2006 and served as a vice president from 1999 to October 2006. Mr. Maleh received his M.B.A. from Northeastern University. As our chief executive officer, Mr. Maleh brings to our board of directors valuable leadership experience and a deep and thorough understanding of our business and operations, the day-to-day management of our business, and our industry as a whole.
Thomas Avery has served as a director since February 2016. Mr. Avery served as a managing director at Raymond James & Associates from August 2000 to December 2014. Prior to joining Raymond James, Mr. Avery was head of the investment banking group and co-head of the equity capital markets division at Interstate/Johnson-Lane from 1995 to 2000, a general partner at Noro-Moseley Partners from 1989 to 1995, and a general partner at Summit Partners from 1984 to 1989. From 1977 to 1984, Mr. Avery served as senior vice president of The Robinson-Humphrey Company. Mr. Avery has served on the board of directors of ArborGen Inc., a biotechnology tree seedling company, since July 2018. He also serves as a director of KIPP Metro Atlanta, a charter school organization serving low-income, minority children in Atlanta, Georgia, and PowerUp, a 501(c)(3) organization also serving low-income, minority children in Atlanta, Georgia. Mr. Avery served on the board of directors of Cicero, Inc. from July 2015 to 2020. Mr. Avery has a B.S. in industrial management from the Georgia Institute of Technology and an M.B.A. from Harvard Business School. Our board of directors values Mr. Avery’s significant investment banking and venture capital experience, as well as his deep understanding of the professional services industry.

Directors serving a term expiring at the 2026 annual meeting (Class I directors)
Richard Booth has served as a director since March 2020. Since March 2021 he has served as chief financial officer of Definitive Healthcare Corp., (Nasdaq: DH), a data analytics company. From April 2015 to March 2021, Mr. Booth served as chief financial officer of Bottomline Technologies, Inc., a financial technology company. From January 2014 to March 2015, Mr. Booth served as vice president of finance and corporate controller at Sapient Corporation. Previously, he held a number of senior finance positions of increasing responsibility at Nuance Communications, a publicly traded software and services firm. Prior to his tenure at Nuance, Mr. Booth held a variety of executive roles at EMC Corporation, Mercer Management Consulting, and Coopers & Lybrand. Mr. Booth also serves on the board of directors of 33 Foundation, a private community enrichment organization. Mr. Booth is a licensed CPA, and holds an M.B.A. from Stanford University, an M.S. in Taxation from Bentley University, an M.S. in Organizational Development from American University, and a B.S. in Accounting from Pennsylvania State University. Our board benefits greatly from Mr. Booth’s extensive accounting and finance expertise, his knowledge of the consulting and technology industries, and his perspective gained from having served as a business executive and chief financial officer. Our board of directors has determined that Mr. Booth is an audit committee financial expert under the rules of the Securities and Exchange Commission.
William Concannon has served as a director since June 2000 and as our lead director since July 2020. Mr. Concannon served as Senior Advisor of CBRE Group, Inc (NYSE: CBRE), a publicly traded global commercial real estate firm (“CBRE”), from January 2023 to January 2024. Mr. Concannon served as chief executive officer of CBRE Acquisition Holdings, a blank check special purpose acquisition company formed for the purpose of effecting a merger, from December 2020 to December 2022. Mr. Concannon also served as Global Group President, Strategic Business Sponsorships, of CBRE from January 2018 to December 2022. He also serves on the board of directors of Altus Power, a publicly traded solar energy company. He served as chief executive officer of Global Workplace Solutions of CBRE from September 2015 to January 2020, as chief executive officer of Global Corporate Services of CBRE from July 2012 to September 2015, as president of Global Corporate Services of CBRE from August 2009 to July 2012, and as vice chairman of Global Corporate Services of CBRE from 2006 to August 2009. Mr. Concannon was the first real estate professional inducted into the International Association of Outsourcing Professionals’ Outsourcing Hall of Fame. Prior to his roles at CBRE, Mr. Concannon served as the vice chairman of Trammell Crow Company, a diversified commercial real estate firm, from 2003 to 2006 and as a director from 1991 to 2006. Mr. Concannon received his B.S. in accounting from Providence College in 1977, where he currently serves on the board of trustees, a position he previously held from 2002 until 2010. Our board of directors benefits from Mr. Concannon’s wealth of experience as a senior business executive, diverse knowledge of business management, keen perspectives on a wide range of business issues, deep knowledge of professional services, insights derived from having led business services at a large corporation, and otherwise being a recognized leader in the business community.
Christine Detrick has served as a director since May 2020. From 2002 to 2012, Ms. Detrick served as a director/partner of Bain & Company (“Bain”), as leader of the financial services practice for the Americas, and a senior advisor. Before joining Bain, she served for 10 years at A.T. Kearney, Inc., including as global leader of the Financial Institutions Group, leader of the Eastern U.S., and as a member of the board of management and board of directors. Prior to those roles, she was one of the founding partners of First Financial Partners, a venture capital firm specializing in savings and loan institutions, from 1988 to 1992, and served as the chief executive officer of the St. Louis Bank for Savings. Ms. Detrick also served on the board of directors of Reinsurance Group of America, a publicly traded reinsurance company, serving as chair of the nominating and governance committee and a member of their compensation and technology and cyber committees from 2014 to 2022. Ms. Detrick also serves on the board of directors of Hartford Mutual Funds, a mutual fund company, including as chair of the board of directors and a member of the nominating and corporate governance committee. Ms. Detrick also serves on the board of directors of Capital One, a publicly traded financial institution, serving on the audit and risk committees. She also serves on the board of directors of Altus Power, a publicly traded solar energy company, serving as chair of the board of directors and the nominating and governance committee. From 2015 to 2018, Ms. Detrick served on the board of directors of Forest City Realty Trust, a publicly traded real estate investment trust, as chairman of the compensation committee and a member of the nominating and corporate governance committee. Ms. Detrick received her B.S. in Economics from the Wharton School of the University of Pennsylvania in

1980. Our board benefits greatly from Ms. Detrick’s deep experience as both a director and an executive of financial services and management consulting firms, including as a chief executive officer, corporate board member and committee member.
Backgrounds of executive officers
Below we identify our executive officers (other than Mr. Maleh, our president and chief executive officer, who is our chairman of the board and serves as a Class III director as identified above) and provide a description of their business experience.
Chad Holmes, who joined us in 2004 as part of our acquisition of InteCap, Inc., has served as our executive vice president and chief corporate development officer since March 2020, and had previously served as our executive vice president, chief financial officer and treasurer from November 2014 through March 2020. Mr. Holmes has been a member of our senior management since 2009. Mr. Holmes received his M.B.A. in finance and management and strategy from the Kellogg School of Management at Northwestern University and his B.A. in economics from the University of Notre Dame.
Daniel Mahoney has served as a member of our senior management as our executive vice president, chief financial officer and treasurer since March 2020. Prior to joining us, he served in several senior management positions at BrightSphere Investment Group Inc., a publicly traded diversified, global asset management company, most recently as senior vice president and head of finance from March 2018 to March 2020. He previously served as BrightSphere’s senior vice president, controller and chief accounting officer from March 2017 to March 2018, and vice president, controller and chief accounting officer from July 2014 to March 2017. From 2012 to 2014, Mr. Mahoney worked at State Street Global Advisors (“SSgA”), the asset management division of State Street Corporation, serving as chief accounting officer from January 2013 to July 2014, where he was responsible for accounting and control processes. Prior to SSgA, Mr. Mahoney established a strong public accounting background during his 11-year tenure at PricewaterhouseCoopers, LLP. Mr. Mahoney holds a B.A. from Tufts University, as well as a CPA professional certification.
Jonathan Yellin has served as our executive vice president and general counsel since March 2017. Mr. Yellin has been a member of our senior management since 2004, when he joined us as vice president and general counsel. Prior to joining us, Mr. Yellin was a senior partner in the Insolvency and Restructuring practice at Riemer & Braunstein LLP, from 1999 to 2004. Mr. Yellin received his J.D. cum laude from the University of Miami School of Law in 1988 and his B.A. from The George Washington University, School of Public and International Affairs, in 1985.
Board and committee meetings
During our fiscal year ended December 30, 2023, or “fiscal 2023,” our board of directors met five times and acted by unanimous written consent eight times. During fiscal 2023, each incumbent director attended at least 75% of the total number of meetings held by our board of directors and the committees of our board of directors on which he or she served. To the extent reasonably practicable, directors are expected to attend or participate by teleconference in board meetings, meetings of committees on which they serve and the annual meeting of our shareholders. Last year, all eight individuals then serving as directors attended the annual meeting of our shareholders.
Our board of directors has four standing committees: our audit committee, our nominating and corporate governance committee, our compensation committee and our executive committee. All of the members of our audit committee, our nominating and corporate governance committee, and our compensation committee are independent under the rules of the Nasdaq Stock Market. Our board of directors has adopted charters for each of these committees, which are available through the Investor Relations page of our website at www.crai.com. Each of our audit committee, our nominating and corporate governance committee, and our compensation committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by us.

The membership of each standing committee of our board of directors is as follows:
Audit committee:	Compensation committee:
Richard Booth (Chair)	Thomas Avery (Chair)
Robert Holthausen*	William Concannon
Karen Keenan	Christine Detrick
Alva Taylor	Heather Tookes**
Nominating and corporate governance committee:	Executive committee:
Christine Detrick (Chair)	Paul Maleh (Chair)
William Concannon	Richard Booth
Alva Taylor	William Concannon
Heather Tookes	Christine Detrick

*
Prof. Holthausen will retire from the board of directors effective as of the adjournment of the 2024 annual meeting.

**
Effective as of the adjournment of the 2024 annual meeting, Prof. Tookes will succeed Mr. Avery as chair of the compensation committee.

Audit committee
During fiscal 2023, our audit committee was composed of Prof. Holthausen, Mr. Booth and Dr. Taylor. Ms. Keenan was appointed as a member of our board of directors, including as a member of our audit committee, effective as of January 8, 2024. Our audit committee provides the opportunity for direct contact between the members of our board of directors and our independent registered public accountants, which report directly to the committee. The committee assists our board of directors in overseeing the integrity of our financial statements; our compliance with legal and regulatory requirements; and our independent registered public accountants’ qualifications, independence and performance. The committee is directly responsible for appointing, determining the compensation of, evaluating and, when necessary, terminating our independent registered public accountants. The committee is also responsible for reviewing and assessing the adequacy of the charter by which it is governed on an annual basis. Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers, employees and outside consultants of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our audit committee is also responsible for reviewing and, if appropriate, approving related-party transactions. Our board of directors has determined that each of Prof. Holthausen, Mr. Booth and Ms. Keenan is an audit committee financial expert under the rules of the Securities and Exchange Commission, and that all of the members of our audit committee are independent under the rules of the Nasdaq Stock Market. Our audit committee met eight times, and acted by written consent one time, during fiscal 2023.
Nominating and corporate governance committee
During fiscal 2023, our nominating and corporate governance committee was composed of Mr. Concannon, Ms. Detrick, Dr. Taylor and Prof. Tookes. Our nominating and corporate governance committee’s responsibilities include providing recommendations to our board of directors regarding nominees for director and membership on the committees of our board of directors. The committee also assists our board of directors in our enterprise risk management by providing recommendations to our board of directors regarding succession plans for our chief executive officer. An additional function of the committee is to develop corporate governance practices for recommendation to our board of directors, including Environmental, Social and Governance, or “ESG,” matters, and, once implemented, to assist our board of directors in complying with them. In the third quarter of 2023, we published our 2022 Sustainability Report which discusses our current approach and tangible progress in four key ESG related areas: Employee Empowerment, Community Advancement, ESG Advisory, and Environmental Stewardship. The 2022

Sustainability Report can be found in the Governance section of the Investor Relations section of our website. Our board of directors has determined that all of the members of our nominating and corporate governance committee are independent under the rules of the Nasdaq Stock Market. Our nominating and corporate governance committee met four times, and acted by written consent one time, during fiscal 2023.
Compensation committee
During fiscal 2023, our compensation committee was composed of Messrs. Avery and Concannon and Ms. Detrick, and Prof. Tookes. Our compensation committee’s responsibilities include providing recommendations to our board of directors regarding the compensation levels of our directors; reviewing and approving, or recommending for approval by our board of directors, the compensation levels of our executive officers; providing recommendations to our board of directors regarding our compensation programs; administering our employee benefit plans, including all incentive compensation plans and equity-based plans; authorizing grants under our stock option plans and other equity-based plans; and authorizing other equity compensation arrangements. The committee is directly responsible for appointing, determining the compensation of, evaluating and, when necessary, terminating our compensation consultant, as well as evaluating the independence of any compensation consultant, legal counsel or other advisor engaged by the committee. The committee is also responsible for reviewing and assessing the adequacy of the charter by which it is governed on an annual basis. Our board of directors has determined that all of the members of our compensation committee are independent under the rules of the Nasdaq Stock Market. Our compensation committee met eight times, and acted by unanimous written consent three times, during fiscal 2023.
Executive committee
During fiscal 2023, our executive committee was composed of Prof. Holthausen and Messrs. Concannon and Maleh. Our executive committee has delineated authority to act on behalf of our board of directors in situations arising between regular meetings of our board of directors. It is intended that our executive committee will take action only when reasonably necessary to expedite our interests between regularly scheduled board meetings. Our executive committee met once during fiscal 2023.
Board leadership structure and role in risk oversight
Mr. Maleh, our president and chief executive officer, serves as the chairman of our board of directors, and Mr. Concannon serves as our independent Lead Director. Mr. Maleh brings to our board of directors valuable leadership experience and a deep and thorough understanding of our business and operations and the day-to-day management of our business, which he executes within the parameters set by our board of directors. As Lead Director, Mr. Concannon coordinates all activities of the independent directors, helps facilitate our board’s oversight and shareholder responsibilities, and acts as a liaison between Mr. Maleh and the other independent directors.
Our management is responsible for the day-to-day management of the risks that we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of our enterprise risk management. In its risk oversight role, our board of directors is responsible for satisfying itself that our enterprise risk management processes are adequate and functioning as designed. The involvement of our board of directors in risk oversight includes receiving periodic reports from members of senior management and evaluating areas of material risk to us, including operational, financial, legal, regulatory, strategic, cybersecurity and reputational risks. Some risks, such as strategic risks and cybersecurity risks, are typically overseen by the full board. In addition, our board of directors has delegated risk oversight to each of its standing committees within their areas of responsibility. Our compensation committee assists our board of directors in its risk oversight function by overseeing strategies related to our incentive compensation programs and key employee retention. Our audit committee assists our board of directors in its risk oversight function by reviewing our system of disclosure controls and our internal control over financial reporting, as well as reviewing and, if appropriate, approving related-party transactions. Our nominating and corporate governance committee assists our board of directors in its risk oversight function by managing risks associated with director candidate selection, governance and succession. Each member of our senior management is initially responsible for assessing and prioritizing the risks that fall under the manager’s area of responsibility and, as a general rule, these risks are discussed with, and then reported to our board of directors or the applicable committee of our board of directors by our general counsel or other appropriate member of our senior leadership team. As part of the process by which our board oversees our enterprise risk management, from time to time our general counsel or other appropriate member of our senior leadership team provides updates regarding enterprise risk to our board of directors in the form of presentations or discussions.
Director candidates and selection process
In evaluating the qualifications of any candidate for director, the committee considers, among other factors, the candidate’s depth of business experience, intelligence, quality of judgment, integrity, familiarity with the legal, regulatory, and business consulting industry, ability to assist in recruiting outside experts and employee consultants, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, level of educational attainment, degree of independence from management, contribution to the diversity of our board of directors, and willingness and ability to serve. The committee also considers the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors. Among the experiences, attributes, qualities and skills that the committee believes to be necessary for one or more members of our board of directors to possess are familiarity with the segments of the consulting industry in which we compete, substantial experience with the financial reporting process for public companies, and knowledge of the academia of economics. In the case of incumbent directors whose terms are set to expire, the committee also gives consideration to the director’s prior contributions to our board of directors. In evaluating candidates, the committee prefers to retain the flexibility to consider each candidate’s overall mix of qualifications, rather than to specify minimum qualifications that each candidate must possess.
Our nominating and corporate governance committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the discussions and decisions of our board of directors. In the committee’s evaluation of candidates for director, it considers diversity with respect to viewpoints, accomplishments, skills and experience, as well as other factors in light of the current composition of our board of directors and our requirements. In selecting candidates to recommend for nomination as a director, the committee abides by our firm-wide non-discrimination policy. The table below provides certain highlights of the composition of our board of directors as of April 22, 2024. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).
Board Diversity Matrix (as of April 22, 2024)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose
Directors	3	6	—	—
Number of Directors Who Identify in Any of the Categories Below:
White	2	5	—	—
Black or African American	1	1
Did not Disclose				—
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to our current directors and others for candidate recommendations, meetings from time to time to evaluate biographical information and background materials relating to candidates, and interviews of selected candidates by members of the committee and other members of our board of directors. The committee often solicits the opinions of third parties with whom a potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, including vetting procedures such as background checks, the committee votes on the candidates under consideration and recommends to the full board a slate of director candidates for inclusion in our proxy materials.
Our board also actively monitors the tenure and expected service of each director, considering our statement of corporate governance guidelines and our director retirement policy, under which no director may be nominated as a candidate for reelection as part of the slate of directors that we propose, nor may any person be nominated as a candidate for election, after he or she has reached age 72, unless waived by the board of directors.

The committee considers director candidates recommended by shareholders and uses the same process to evaluate candidates, whether the candidates are recommended by shareholders, directors, management or others. The committee has not adopted any particular method that shareholders must follow to make a recommendation. We suggest that shareholders make recommendations by writing to the chairman of our nominating and corporate governance committee, in care of our offices, with sufficient information about the recommended candidate and his or her work experience, skills, qualifications for director and references to enable the committee to evaluate the candidacy properly. We also suggest that shareholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement to provide our nominating and corporate governance committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind shareholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which are discussed in this proxy statement under the heading “Shareholder Proposals” below.
Communications with our board of directors
Our board of directors has established the following process for shareholders to communicate with it, and this process has been approved by a majority of our independent directors. Shareholders wishing to communicate with our board of directors should send correspondence to the attention of Chairman of the Board, CRA International, Inc., 200 Clarendon Street, T-9, Boston, Massachusetts 02116. The correspondence should include satisfactory evidence that the sender of the communication is one of our shareholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the shareholder and the number of our shares held by the shareholder.
Our chairman reviews all correspondence confirmed to be from shareholders and decides whether or not to forward the correspondence, or a summary of it, to our board of directors or a committee of our board of directors. The decision to relay any correspondence to our board of directors or a committee of our board of directors rests entirely within our chairman’s discretion.
Our board of directors believes this process suffices to handle the relatively low volume of communications we have historically received from our shareholders. If the volume of communications increases sufficiently to become burdensome to our chairman, our board of directors may elect to adopt more elaborate screening procedures.

TRANSACTIONS WITH RELATED PARTIES
Review, approval or ratification of transactions with related parties
Under our audit committee’s charter, the committee is responsible for reviewing any proposed related-party transaction, as defined under the rules of the Nasdaq Stock Market, and, if appropriate, approving the transaction. A copy of our audit committee charter is available through the Investor Relations page of our website at www.crai.com.
We did not engage in any transactions with related persons in fiscal 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
At the close of business on April 22, 2024, there were issued and outstanding 6,915,601 shares of our common stock entitled to cast 6,915,601 votes. On April 22, 2024, the closing price of our common stock as reported on the Nasdaq Global Select Market was $147.25 per share.
The following table provides information regarding the beneficial ownership of shares of our common stock as of April 22, 2024 by:
•
each person known to us to be a beneficial owner of more than five percent of our shares of common stock;

•
each of our current directors;

•
each of our director nominees;

•
each of our named executive officers; and

•
all of our current directors and current executive officers as a group.

The persons named in the table below have sole voting and sole dispositive power with respect to the shares listed, except as otherwise indicated. The inclusion of shares in the table below does not constitute an admission of beneficial ownership of such shares. The “Right to acquire” column represents shares of our common stock that may be purchased through the exercise of stock options within 60 days after April 22, 2024. The information in the table is based on information received (including via filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) from or on behalf of the persons named in the table.
	Shares beneficially owned
Name of beneficial owner	Outstanding	Right to acquire	Total	Percent
FMR LLC(1)	583,841	—	583,841	8.3%
Neuberger Berman Group LLC(2)	583,280	—	583,280	8.3%
BlackRock, Inc.(3)	532,906	—	532,906	7.6%
Dimensional Fund Advisors LP(4)	387,330	—	387,330	5.5%
The Vanguard Group(5)	384,345	—	384,345	5.5%
Copeland Capital Management, LLC(6)	361,270	—	361,270	5.1%
Paul Maleh(7)	174,212	31,477	205,689	3.0%
Chad Holmes(8)	41,300	8,501	49,801	*
Jonathan Yellin(9)	22,861	5,222	28,083	*
William Concannon(10)	14,950	—	14,950	*
Robert Holthausen(10)	10,755	—	10,755	*
Thomas Avery(10)	15,504	—	15,504	*
Daniel Mahoney(11)	13,624	—	13,624	*
Richard Booth(10)	7,539	—	7,539	*
Christine Detrick(10)	7,243	—	7,243	*
Heather Tookes(10)	1,867	—	1,867	*
Alva Taylor(10)	1,987	—	1,987	*
Karen Keenan(10)	1,008	—	1,008	*
All current directors and executive officers as a group (12 persons)	312,850	45,200	358,050	5.2%

(1)
The number of shares of our common stock beneficially owned by FMR LLC is based solely on information in a Schedule 13G/A filed on February 9, 2024 by FMR LLC and Abigail P. Johnson, in which Abigail P. Johnson reported sole voting power over 0 shares, FMR LLC reported sole voting power over 583,541 shares and each of Abigail P. Johnson and FMR LLC reported sole dispositive power over 583,841 shares. The address for each of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(2)
The number of shares of our common stock beneficially owned by Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, Neuberger Berman Equity Funds and Neuberger Berman Genesis Fund (collectively the “Neuberger Berman Group”) is based solely on information in a Schedule 13G filed on February 12, 2024 by the Neuberger Berman Group, in which Neuberger Berman Group LLC reported shared voting power over 576,252 shares and shared dispositive power over 583,280 shares; Neuberger Berman Investment Advisers LLC reported shared voting power over 576,132 shares and shared dispositive power over 583,160 shares; and each of Neuberger Berman Equity Funds and Neuberger Berman Genesis Fund reported shared voting power over 389,892 shares and shared dispositive power over 389,892 shares. The address for the Neuberger Berman Group is 1290 Avenue of the Americas, New York, New York 10104.

(3)
The number of shares of our common stock beneficially owned by BlackRock, Inc. is based solely on information in a Schedule 13G/A filed on January 26, 2024 by BlackRock, Inc., in which it reported sole voting power over 525,525 shares and sole dispositive power over 532,906 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(4)
The number of shares of our common stock beneficially owned by Dimensional Fund Advisors LP is based solely on information in a Schedule 13G/A filed on February 9, 2024 by Dimensional Fund Advisors LP, in which it reported sole voting power over 379,523 shares and sole dispositive power over 387,330 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(5)
The number of shares of our common stock beneficially owned by The Vanguard Group is based solely on information in a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, in which it reported that The Vanguard Group has shared voting power over 13,105 shares, sole dispositive power over 364,799 shares and shared dispositive power over 19,546 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)
The number of shares of our common stock beneficially owned by Copeland Capital Management, LLC is based solely on information in a Schedule 13G filed on January 22, 2024 by Copeland Capital Management, LLC, in which it reported sole voting power over 289,168 shares and shared dispositive power over 361,270 shares. The address for Copeland Capital Management, LLC is 161 Washington St, Suite 1325, Conshohocken, Pennsylvania 19428.

(7)
Mr. Maleh is our president, chief executive officer and chairman of the board.

(8)
Mr. Holmes is our executive vice president and chief corporate development officer.

(9)
Mr. Yellin is our executive vice president and general counsel.

(10)
Member of our board of directors.

(11)
Mr. Mahoney is our executive vice president, chief financial officer and treasurer.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director compensation
In fiscal 2023, we paid our non-employee directors, who consist of all our directors other than our chief executive officer, an annual fee of $75,000 for their services as directors. We paid an annual fee of $25,000 to the chair of our audit committee, $20,000 to the chair of our compensation committee, $10,000 to the chairs of our executive committee and our nominating and corporate governance committee, and $5,000 to each non-employee director who serves as a member, but not the chair, of any committee for service on each committee above one. We also paid an annual fee of $30,000 to our lead director. In addition, each independent director serving on a committee receives an additional amount equal to $1,500 for each committee meeting attended by such director after the eighth meeting of such committee in a calendar year. In fiscal 2023, none of the committees met more than eight times and, accordingly, no non-employee director received such additional amount. Our board of directors on a regular basis reviews the competitiveness and appropriateness of its director compensation program to ensure that it is aligned with current leading practices and within competitive pay levels. Directors who are employees do not receive separate fees for their service as directors. All of the payments described in this paragraph are made in cash. In February 2024, the board of directors determined to increase the annual fee payable to non-employee directors for their service as directors from $75,000 to $85,000, effective January 1, 2024.
Under the terms of our 2006 equity incentive plan, each director who is not employed by, and does not provide independent contractor services as a consultant or advisor to, us or our subsidiaries receives the automatic restricted stock awards described below. We refer to these directors as our “non-employee directors.” Currently, other than Mr. Maleh, all of our directors are non-employee directors. In fiscal 2023, each non-employee director who was reelected or elected as a director at, or whose term as a director continued after the annual meeting of our shareholders, received on the date of the annual meeting of shareholders in 2023, a restricted stock award, vesting in four equal annual installments beginning on the first anniversary of the date of grant, valued at $100,000 based on the closing price of our common stock as of the date of the meeting. In addition, each person who was first elected or appointed as a non-employee director received, on the date of his or her election or appointment, a restricted stock award, vesting in four equal annual installments beginning on the first anniversary of the date of grant, valued at $100,000 based on the closing price of our common stock as of the date of the grant. Under our 2006 equity incentive plan, the value of these automatic grants of restricted stock awards may be changed by our board of directors. In February 2024, the board of directors determined to increase the value of the annual restricted stock award granted to non-employee directors and the restricted stock award granted in connection with a first election or appointment as a non-employee director from $100,000 to $125,000, effective as of the date of the 2024 annual meeting.
In fiscal 2023, we awarded the following grants to our non-employee directors in accordance with the terms of our 2006 equity incentive plan. In connection with the annual meeting of our shareholders held on July 13, 2023, each of Profs. Holthausen and Tookes, Messrs. Avery, Booth and Concannon, Ms. Detrick and Dr. Taylor received a restricted stock award of 990 shares of our common stock. Our 2006 equity incentive plan has an annual limit of 150,000 on the number of shares that may be granted to a single recipient thereunder in a calendar year.
The following table provides information regarding the compensation earned by our non-employee directors in fiscal 2023.

Non-Employee Director Compensation Table for Fiscal 2023
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)(4)	Total ($)
Thomas Avery	95,000	99,921	194,921
Richard Booth	75,000	99,921	174,921
William Concannon	120,000	99,921	219,921
Christine Detrick	80,000	99,921	179,921
Robert Holthausen	100,000	99,921	199,921
Alva Taylor	80,000	99,921	179,921
Heather Tookes	80,000	99,921	179,921

(1)
These grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC Topic 718”), excluding the effect of estimated forfeitures, based on the closing market price of our common stock on the date of grant. Additional details on accounting for share-based compensation can be found in note 1, “Summary of Significant Accounting Policies—Share-Based Compensation,” and note 10, “Share-Based Compensation,” to our consolidated financial statements in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2024.

(2)
Amount reflects the grant date fair value of a restricted stock award made on July 13, 2023, in the case of each non-employee director, and in each case under the 2006 equity incentive plan.

(3)
As of December 30, 2023, each non-employee director held the number of outstanding unvested shares of restricted stock set forth in the table below.

Name	Shares (#)
Thomas Avery	2,892
Richard Booth	3,459
William Concannon	2,892
Christine Detrick	3,385
Robert Holthausen	2,892
Alva Taylor	1,738
Heather Tookes	1,648

(4)
Dividends declared with respect to shares of restricted stock granted to our non-employee directors under our 2006 equity incentive plan after July 11, 2018 are not paid until the underlying shares of restricted stock become vested. These dividends are, and have been, factored into the grant date fair values reported for the shares of restricted stock on which they are paid.

Director stock ownership guidelines
The current policy of our board of directors is that our non-employee directors should acquire and obtain shares of our common stock (whether or not vested) with an aggregate value equal to at least 300% of the director’s annual fee ($75,000 in fiscal 2023 and $85,000 effective January 1, 2024) for serving on our board of directors. If a non-employee director has not achieved, or is not maintaining this threshold, the director is required to hold 50% of the total shares of our common stock received by him or her upon the vesting of shares of restricted stock, net of any shares sold to cover tax withholding. All of our directors, other than Ms. Keenan due solely to her more recent appointment as a director, currently meet our stock ownership guidelines.
Compensation committee interlocks and insider participation
During fiscal 2023, the members who served on our compensation committee were Messrs. Avery and Concannon, Prof. Tookes and Ms. Detrick. None of these members was one of our officers or employees during fiscal 2023, and none of these members is one of our former officers. None of these members had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves (or served during fiscal 2023) on the board of directors or compensation committee of an entity that has one or more executive officers serving (or who served during fiscal 2023) on our board of directors or compensation committee.
Compensation discussion and analysis
This compensation discussion and analysis provides a detailed description of our executive compensation objectives, practices and programs, as well as the means by which our compensation committee determines executive compensation under those programs. This compensation discussion and analysis focuses on the compensation of our executive officers for fiscal 2023, who were:
•
our president, chief executive officer and chairman of the board, Paul Maleh;

•
our executive vice president, chief financial officer and treasurer, Daniel Mahoney;

•
our executive vice president and chief corporate development officer, Chad Holmes; and

•
our executive vice president and general counsel, Jonathan Yellin.

These executive officers are sometimes referred to as our “named executive officers.”
As used below, the terms “senior corporate leaders,” “practice leaders” and “key revenue generators” refer to the following groups of our employees:
•
senior corporate leaders: our executive officers and other senior-level corporate leaders;

•
practice leaders: our senior employee consultants who lead our practice groups; and

•
key revenue generators: our senior and other employee consultants who generate a high level of revenue for us.

Executive summary
Executive officers
We seek to align the compensation we pay our executive officers with the interests of our shareholders.
Our executive officers’ total compensation each fiscal year is generally comprised of a mix of base salary and a much larger portion of variable at-risk compensation consisting of annual incentive cash bonuses, long-term incentive equity awards and, in some cases, long-term incentive cash awards. This mix of fixed and variable at-risk compensation is designed to create competitive compensation packages that reward our executive officers for achieving our long-term and short-term business objectives, including increasing our growth, profitability and shareholder value, without encouraging unnecessary or excessive risk-taking.
Our LTIP and amended and restated 2006 equity incentive plan
We believe that the equity and cash awards granted under our long-term incentive program, or “LTIP,” are the foundation of our overall pay-for-performance compensation program for our senior corporate leaders, practice leaders and other key revenue generators. These awards serve to motivate high levels of performance, recognize these employees’ contributions to our success, and encourage them to support our long-term growth and profitability, thereby aligning their interests with the interests of our shareholders. We conduct our business in a very competitive environment. In order to remain competitive, we must be able to recruit and employ top-flight corporate officers and employee consultants who have abundant talent, demonstrated skills and experience, and, as to employee consultants, the ability to become key revenue generators for us. In addition, we must be able to retain our senior corporate leaders, practice leaders and other key revenue generators. We believe that the awards granted under the LTIP are vital parts of the compensation that we must provide in order to achieve those goals.

Although the LTIP has historically been focused on equity awards, and it would be our preference for equity awards to remain the primary focus of our LTIP going forward, constraints on the number of shares available under our 2006 equity incentive plan resulted in cash awards playing a more prominent role in the LTIP for the senior leaders consisting of our group and practice leaders. In this regard, while seeking to continue to align our group and practice leaders’ compensation with our performance, growth and profitability, our compensation committee split their LTIP compensation between restricted stock units and LTIP-based cash awards, 30% and 70%, respectively. Our key revenue generators received only LTIP cash awards for the past several fiscal years, as well as in fiscal 2023, and will likely continue to receive only LTIP cash awards for the foreseeable future.
At the annual meeting of our shareholders held on July 13, 2023, our shareholders approved amendments to our 2006 equity incentive plan (as so amended, the “amended and restated 2006 equity incentive plan,” which, among other things, (i) increased the maximum number of shares issuable under the 2006 equity incentive plan by 500,000 shares, (ii) limited the term of any stock appreciation rights, or SARs, to ten years, (iii) made other minor revisions that clarify the terms of the 2006 equity incentive plan and (iv) made certain amendments to the French Sub-plan included in the amended and restated 2006 equity incentive plan.
As of April 22, 2024, we had 667,279 shares available for grant under our amended and restated 2006 equity incentive plan as counted under the plan. As the amended and restated 2006 equity incentive plan counts each full-share award granted under the plan (all awards we grant other than stock options and SARs) as 1.83 shares, this number represents only 364,633 full-share awards available for grant under the plan.
Statement of Shares issued under the French Sub-plan pursuant to Section L. 225-197-4 of the French Commercial Code
Our French Sub-plan included in the amended and restated 2006 equity incentive plan requires us to report a statement of shares issued under the French Sub-plan at each annual shareholder meeting. As of April 22, 2024, we did not issue any shares of our common stock under the French Sub-plan.
Compensation program highlights
The table below discusses the material features of our compensation programs.
Compensation Program Highlights
Practice	Highlights
Pay for Performance
•
Annual Incentive Cash Bonuses.   The annual incentive cash bonuses our executive officers are eligible to receive are tied to the achievement of objective financial goals and individual strategic goals tailored to the executive officer.

In fiscal 2023, the target payments of annual incentive cash bonuses constituted over 49% of the target cash compensation of our executive officers.(1)

•
Performance-Based LTIP Awards.   The equity and cash awards granted under our LTIP include performance-vesting restricted stock units (“PRSUs”) and performance-based cash awards, with vesting tied to the achievement of objective financial goals over one or more fiscal years.

• NEO Salary. Our performance is one of the primary factors considered by our compensation committee in determining the salaries of our executive officers, including our chief executive officer.

(1)
Target cash compensation includes salary and target annual incentive cash bonuses for 2023 fiscal year performance.

Compensation Program Highlights
Practice	Highlights

•
Risk Mitigation.   To further ensure that payment under our executive compensation packages is commensurate with our performance, these packages have the features discussed in the “Risk Mitigation” section below.

Use of Variable, At-Risk Compensation
•
Variable, At-Risk Compensation.   The compensation packages granted to our executive officers include a significant percentage of variable at-risk compensation, including equity awards, the value of which after granting fluctuates with the performance of our common stock, and cash and equity awards with performance objectives that are tied to our performance.

In fiscal 2023, variable, at-risk compensation(2) comprised over 68% of the target total compensation of our executive officers.(3)
Retention
•
Vesting Schedule.   The stock options, time-vesting restricted stock units (“RSUs”), and PRSUs granted under our LTIP all vest over at least 4 years, with the first tranche vesting no earlier than the first anniversary of the date of grant. Other than service-based and performance-based cash awards granted to our Canadian employees, which vest over 3 years, all other service-based and performance-based cash awards granted under our LTIP in fiscal 2023 also vest over at least 4 years.

•
Minimum First-Year Vesting Tranche.   All awards under our amended and restated 2006 equity incentive plan are granted with a minimum one-year vesting period, subject to a carve out for up to 5% of the shares issuable under the plan.

•
Dividends.   The dividend equivalent rights that accrue with respect to the RSUs and PRSUs granted under our amended and restated 2006 equity incentive plan are subject to vesting on the same terms as the underlying award, and thus cannot be paid or otherwise settled until the underlying award has vested. The plan prohibits the payment of dividends or the accruing of dividend equivalent rights on stock options and stock appreciation rights granted under the plan, and prohibits the payment of dividends, and the settlement of dividend equivalent rights accruing, on unvested full-share awards granted under the plan after July 11, 2018, all as further described below under the heading “Dividends and dividend equivalent rights.”

Shareholder Alignment
•
Annual Incentive Cash Bonuses.   The fiscal 2023 annual incentive cash bonuses were tied to the achievement of equally weighted net revenue and profitability goals, motivating both top-line and bottom-line growth. For the chief executive officer, chief financial officer, chief corporate development officer and general counsel, the proportions of the target annual incentive bonus tied to these goals were 70%, 50%, 50% and 50%, respectively.

(2)
Variable, at-risk compensation includes annual incentive cash bonuses for 2023 fiscal year performance, and all LTIP equity awards, measured at target.

(3)
Target total compensation includes target cash compensation as described in footnote 1 above, as well as all LTIP equity awards, measured at target.

Compensation Program Highlights
Practice	Highlights

•
LTIP Equity Awards.   The awards that may be granted under our LTIP include equity awards that gain value only as our stock price increases after the date of grant. The grants include PRSUs that are based on revenue growth and profitability measured over a performance period of at least one year. These awards further reinforce our focus on top-line and bottom-line growth.

Risk Mitigation
•
Mix of Compensation.   In fiscal 2023, our executive officer compensation contained a mix of salary, annual incentive cash bonuses and long-term incentive equity compensation designed to keep our executive officers motivated without encouraging unnecessary or excessive risk-taking.

•
Performance Award Caps/Committee Discretion.   The annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2023 were subject to maximum payment amounts. The payouts are subject to the discretion of our compensation committee, which can reduce or eliminate the amount paid regardless of performance achieved. These factors mitigate the risk of payments that are not commensurate with our actual performance.

•
Ownership Guidelines.   We have ownership requirements for equity awards granted to our executive officers under our LTIP described in the “Ownership Guidelines” section below, which align our executive officers’ long-term financial interests with those of our shareholders.

•
Independent Compensation Consultant.   Our compensation committee can seek, and has sought and received, advice regarding the structuring of our compensation programs from an independent compensation consultant.

In fiscal 2023, our compensation committee received advice from Semler Brossy Consulting Group, LLC, or “Semler Brossy.” The committee determined that Semler Brossy was independent from us and that no conflicts existed.

• Clawback Policy. We have adopted the compensation recovery policy discussed in the section “Clawback Policy” below.
No Derivatives, Hedging, Short Sales; Limited Pledging	• Derivatives, Hedging, Short Sales. Our trading policies prohibit transactions in derivatives, hedging or short sales of our common stock.
• Pledging. Our trading policies prohibit pledging our common stock without the approval of our chief executive officer or our general counsel.
Acceleration Following Change in Control
•
Cash Plan Awards.   The annual incentive cash bonuses our executive officers are eligible to receive under our cash incentive plan are accelerated in connection with a change in control only if the awards are neither assumed nor substituted for by the acquirer.

• Equity Plan Awards. There is no automatic acceleration of equity awards under our amended and restated 2006 equity incentive plan, or under our form agreements for these awards, in

Compensation Program Highlights
Practice	Highlights

connection with a change in control. Acceleration in connection with a change in control of assumed or substituted for equity awards granted under our amended and restated 2006 equity incentive plan is limited to double-trigger acceleration. Acceleration in connection with a change in control of performance awards that are neither assumed nor substituted for is limited to acceleration based on actual performance that is prorated for the portion of the performance period that has been completed. In March 2020, we entered into severance agreements with each of our named executive officers, which provide for the acceleration of certain equity awards held by the applicable named executive officer upon termination of his employment within 12 months following a change in control, as described in this proxy statement under the heading “Compensation of Directors and Executive Officers—Executive compensation—Potential payments upon termination or change in control” below.

Clawback Policy
•
NEOs.   In response to recently adopted Nasdaq Stock Market and SEC rules, our board of directors has adopted a policy for the recovery of erroneously awarded compensation, which enables it to seek recoupment of annual or long-term incentive cash or equity compensation (including equity awards granted under our amended and restated 2006 equity incentive plan) from our current or former named executive officers in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws (excluding restatements resulting from changes to applicable accounting principles).

Ownership Guidelines
•
LTIP Awards.   The equity awards granted to our executive officers under our LTIP are subject to ownership thresholds, which are set at 400% of annual base salary for our chief executive officer and 300% of annual base salary for each of our other executive officers.

No NEO Tax Gross Ups	• No NEO Tax Gross Ups. None of our named executive officers has an agreement that provides for any form of tax gross up.
Limited NEO Perquisites
•
Limited NEO Perquisites.   Except for modest perquisites, our executive officers receive benefits that are comparable to the benefits provided to our other employees and pay costs and taxes on such perquisites on the same basis as other employees.

NEO Severance Agreements
•
NEO Severance Agreements.   Each of our named executive officers has a severance agreement with us that provides severance and other benefits in connection with a termination by us without cause or by the named executive officer for good reason with added benefits if such termination is within 12 months of a change in control.

Consideration of the 2023 say-on-pay vote
At the annual meeting of our shareholders held on July 13, 2023, we held a non-binding, advisory shareholder vote on the compensation of our named executive officers as disclosed in the proxy statement filed in connection with that meeting, commonly referred to as a “say-on-pay” vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, as over 95% of the shares voted at the annual meeting on the say-on-pay resolution (excluding abstentions and broker non-votes) were voted in favor of it.
As we evaluated our compensation practices and policies for and throughout fiscal 2023, our compensation committee was mindful of the strong support our shareholders expressed for our philosophy of aligning the compensation of our executive officers with our interests and the interests of our shareholders. In addition, senior management seeks to engage in conversations with our shareholders throughout the year to ensure that management and the board understand and consider the issues that are important to them. As a result, our compensation committee decided to follow the same general approach to executive officer compensation for fiscal 2023 that it has followed since fiscal 2010, including granting salary, annual incentive-based cash bonuses, and equity awards under our LTIP.
Our compensation committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions.
Compensation objectives
Our growth and long-term success depend upon our ability to attract and retain talented and highly qualified corporate executives and employee consultants. The main objectives of our compensation programs are:
•
to provide competitive compensation packages that enable us to attract, retain and reward talented and highly qualified corporate executives and employee consultants who will contribute or are contributing to our growth and long-term success;

•
to align compensation with the interests of our shareholders, and motivate and reward high levels of performance achieved without taking unnecessary or excessive risks, by linking a substantial portion of compensation to performance; and

•
to recognize and reward the achievement of pre-established objective financial and individual performance goals.

We believe these objectives are furthered by the use of compensation packages that include salary, annual incentive cash compensation, long-term incentive equity and/or cash compensation.
Compensation processes and procedures
Role of our compensation committee and chief executive officer
The compensation committee established by our board of directors is currently composed of Mr. Avery, who is the chairman, Mr. Concannon, Prof. Tookes and Ms. Detrick, all of whom are independent directors (within the rules of the Nasdaq Stock Market). Our compensation committee is governed by a written charter adopted by our board of directors. A copy of our compensation committee charter is available through the Investor Relations page of our website at www.crai.com. Under the charter, our compensation committee is responsible for recommending to our board of directors the compensation philosophy and policies that we should follow, particularly with respect to the compensation of members of our senior management. In addition to and among the other duties set forth in this proxy statement under the heading “Corporate Governance—Compensation committee” above, the committee is responsible for:
•
reviewing and approving, or recommending for approval by our board of directors, the compensation of our executive officers, including our chief executive officer;

•
setting, in consultation with management, as applicable, and, if desired by the committee, our compensation consultant, the corporate and individual performance criteria, performance targets and payment formulas of our executive officers’ cash and equity incentive compensation, and overseeing the evaluation of our executive officers in light of those criteria and targets;

•
administering, reviewing and making recommendations to our board of directors with respect to our employee benefit plans, including our incentive cash compensation plans and our equity-based plans;

•
appointing, determining the compensation of, evaluating and, when necessary, terminating our compensation consultant, as well as evaluating the independence of any compensation consultant, legal counsel or other advisor engaged by the committee;

•
reviewing and assessing the adequacy of its charter on an annual basis;

•
evaluating whether or not our compensation practices and policies create unnecessary or excessive risks; and

•
reviewing and discussing with management our disclosures to be included in our annual proxy statement and annual report on Form 10-K regarding executive compensation, including the sections of this proxy statement entitled “Compensation of Directors and Executive Officers—Compensation discussion and analysis” and “Compensation of Directors and Executive Officers—Compensation policies and practices as they relate to risk management” below.

When developing recommendations for the compensation of our executive officers other than our chief executive officer, the committee also takes into account recommendations made by our chief executive officer. Our chief executive officer is not permitted to be present when our compensation committee is deliberating on our chief executive officer’s compensation.
Compensation consultant
Our compensation committee has the authority to engage and receive advice from external compensation consultants, with all fees and expenses paid by us. In fiscal 2023, the committee engaged and received advice from Semler Brossy. Semler Brossy reports directly to the committee and provides services only as directed by the committee. Our compensation committee has reviewed Semler Brossy’s policies regarding independence and conflicts of interest and assessed Semler Brossy’s independence based on, among other things, this review and consideration of the other factors required by the rules of the Exchange Act, and the Nasdaq Stock Market. Based on this review and consideration, the committee has determined that Semler Brossy is independent from us and that the services provided to us by Semler Brossy in fiscal 2023 raised no conflicts of interest.
In recent fiscal years, Semler Brossy has advised our compensation committee regarding executive officer and director compensation levels and trends, including the practices of our peers and other companies, and the design of our executive officer and director compensation packages, including with respect to the prevalence and structure of financial-related perquisites. Our compensation committee considered this information when setting our named executive officer compensation packages for fiscal 2023.
Although Semler Brossy does not generally participate in meetings of our compensation committee, Semler Brossy may participate, by invitation, in portions of some of the meetings of our compensation committee, including some of the executive sessions without any members of management present. In addition, the chair of our compensation committee and, with respect to the compensation of our other executive officers, our chief executive officer at the direction of our compensation committee may consult, and in 2023 did consult, with Semler Brossy outside of these meetings.
Setting executive officer compensation and peer groups
In general, our compensation committee is responsible for reviewing and approving, or recommending for approval by our board of directors, the compensation of our executive officers, including our chief executive officer. In fiscal 2023, the compensation of our executive officers was reviewed and approved by our compensation committee. When developing recommendations for the compensation of our executive officers other than our chief executive officer, our compensation committee also took into account recommendations made by our chief executive officer.
To achieve our executive compensation objectives stated above, our compensation committee does not target any particular benchmarks, and instead strives to make decisions concerning executive compensation that:
•
establish incentives that link executive officer compensation to our financial performance and that motivate our executives to attain annual financial targets and long-term strategic goals;

•
provide total compensation packages that are competitive among our peers that offer consulting services similar to ours;

•
establish personal objectives that link executive officer compensation to the achievement of goals that correlate to our growth and long-term financial success; and

•
otherwise align the interests of our executive officers and our shareholders.

Although we compete with other consulting firms to acquire top talent and strive to attract and retain our key employees, including our executive officers, our compensation committee does not target any explicit compensation positioning relative to our peers. Instead, peer group information is just one of the factors considered by our compensation committee when establishing the appropriate level of compensation for our executive officers, and the appropriate allocation of their compensation among salary, annual incentive, and long-term incentive compensation and between cash and equity compensation. Other factors considered by our compensation committee include the scope of the executive officer’s role, the executive officer’s individual performance and experience, and our performance.
In setting our executive officer compensation in fiscal 2023 and other recent fiscal years, our compensation committee has also considered the analysis provided by Semler Brossy regarding the compensation being paid by a peer group comprised of the following public professional service firms that are in businesses comparable to ours:
•
FTI Consulting, Inc.

•
Huron Consulting Group Inc.

•
ICF International

•
Exponent Inc.

In setting our executive officer compensation in recent fiscal years, our compensation committee also reviewed data provided by Semler Brossy derived from industry surveys of the compensation of executive officers by companies of roughly the same size as us and data regressed to our level of revenue.
Executive officer compensation in fiscal 2023
The principal components of our executive officer compensation granted in or for our fiscal year ending December 30, 2023, were cash compensation and long-term incentive equity compensation. The cash compensation consisted of base salary and annual incentive cash bonuses that our executive officers were eligible to receive based on our fiscal 2023 performance, as well as individual goals established at the beginning of our fiscal year, under our cash incentive plan. The equity compensation consisted of restricted stock unit awards vesting over four years and performance-vesting restricted stock unit awards based on our fiscal 2023 and fiscal 2024 performance, all of which were granted under our LTIP.
We believe that mixing base salary, annual incentive cash bonuses and long-term incentive equity compensation (with vesting based on time and/or performance) is consistent with our overall compensation philosophy because it rewards performance without encouraging unnecessary or excessive risk-taking, provides competitive compensation packages relative to our peers, aligns the interests of our executive officers and our shareholders, and helps us attract and retain top talent.
Salary
We include base salary in our executive officer compensation packages because we believe it is appropriate for a portion of compensation to be fixed and predictable, and because the use of base salary is consistent with the compensation provided to the similarly situated executives of our peers. Our compensation committee generally fixes the annual base salary of our executive officers at its regularly scheduled meeting in the first fiscal quarter of each year. Each executive officer’s base salary reflects his position, experience, past contributions and potential. Annual changes to an executive officer’s base salary, if any, are based on the committee’s assessment of the individual performance of the executive officer, our overall performance and the performances of our business practices, any changes in the executive officer’s role, general economic conditions (such as inflation), and economic forecasts. In determining the base salaries of our executive officers, the committee is also generally mindful of our overall goal of remaining competitive with our peers and retaining our executive officers.
On April 11, 2023, our compensation committee determined that annual base salary for our executive officers would remain unchanged from 2022 as follows: $900,000 for Mr. Maleh, our president and chief executive officer; $450,000 for Mr. Mahoney, our executive vice president, chief financial officer and treasurer; $450,000 for Mr. Holmes, our executive vice president and chief corporate development officer; and $450,000 for Mr. Yellin, our executive vice president and general counsel. In determining each of our other executive officer’s annual rate of base salary from its fiscal 2022 level, the committee considered several factors, including input provided by Semler Brossy, performance of the Company and individual executive officer performance.
Annual incentive cash bonuses
In addition to base salary, the cash compensation of our executive officers for fiscal 2023 included annual incentive cash bonuses that our executive officers were eligible to receive under our cash incentive plan, based on the achievement of performance goals linked to certain performance metrics. The use of these annual incentive cash bonuses permits us to provide our executive officers with motivation to pursue particular objectives in any given year that are consistent with our growth and profitability, as well as the overall goals and strategic direction set by our board of directors. These annual incentive cash bonuses also tie compensation to performance, and thus play an important role in our pay-for-performance philosophy.
The importance of this philosophy to us and our compensation committee is demonstrated by the fact that in fiscal 2023 the target payment amounts under these annual incentive cash bonuses constituted over 49% of the target cash compensation of our executive officers.(4)
Performance criteria and targets of fiscal 2023 annual incentive cash bonuses
On April 11, 2023, our compensation committee determined the performance criteria, performance targets and payment formulas of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2023 performance under our cash incentive plan.
The performance criteria underlying these annual incentive cash bonuses were based on our fiscal 2023 consolidated non-GAAP net revenue, our fiscal 2023 “Performance Compensation EBITDA,” and subjective individual performance goals for fiscal 2023.(5)
The net revenue and earnings performance criteria were weighted equally, with each tied to 35% of the target payment amount of the annual incentive cash bonus, in the case of our president and chief executive officer, Mr. Maleh, and to 25% of the target payment amount of the annual incentive cash bonus, in the case of each of our executive vice president, chief financial officer and treasurer, Mr. Mahoney, our executive vice president and chief corporate development officer, Mr. Holmes, and our executive vice president and general counsel, Mr. Yellin. This equal weighting of objective financial performance criteria is designed to motivate our executive officers to consider and improve both our growth and our profitability, thereby aligning their interests with the interests of our shareholders. Semler Brossy advised our compensation committee in recent fiscal years that this weighting was in line with the practices of our peer group. The performance targets established by our compensation committee in April 2023 for these objective financial performance

(4)
See footnote 1 for the determination of “target cash compensation.”

(5)
As used here, “Performance Compensation EBITDA” means our consolidated GAAP net income reported in our audited financial statements for fiscal 2023, with the following charges added back: interest expense, net, provision for income taxes, depreciation and amortization, share-based compensation expense, amortization of forgivable loans, and other expense, net, all as additionally adjusted for the further non-GAAP adjustments set forth in the following sentence. The non-GAAP net revenue and Performance Compensation EBITDA metrics used for these annual incentive cash bonuses were also subject to the following additional non-GAAP adjustments: acquisitions, discontinued operations, and extraordinary and special items, each to the extent that they arose during fiscal 2023, and any other adjustments to our publicly reported GAAP results in our earnings releases for fiscal 2023, consistent with past practice.

criteria were $659.7 million for our fiscal 2023 consolidated non-GAAP net revenue and $124.0 million for our fiscal 2023 Performance Compensation EBITDA.
The subjective individual goals were tied to 30%, in the case of our president and chief executive officer, Mr. Maleh, and 50%, in the case of each of our executive vice president, chief financial officer and treasurer, Mr. Mahoney, our executive vice president and chief corporate development officer, Mr. Holmes, and our executive vice president and general counsel, Mr. Yellin, of the target payment amount of the annual incentive cash bonus. The individual component of these bonuses is designed to motivate our executive officers to pursue individual, qualitative and strategic goals consistent with their particular roles. These subjective individual goals were set for our executive officers (other than Mr. Maleh, our president and chief executive officer) by our compensation committee in consultation with our chief executive officer and, for Mr. Maleh, by our compensation committee.
Payment formulas of annual incentive cash bonuses for fiscal 2023 performance
The overall target payments for the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2023 performance were as follows: for Mr. Maleh, $1,100,000 (or approximately 122% of annual base salary); for Mr. Mahoney and Mr. Holmes, $375,000 (or approximately 83% of annual base salary); and for Mr. Yellin, $325,000 (or 72% of annual base salary).
The amounts to be paid under these annual incentive cash bonuses, which were determined by our compensation committee on April 11, 2023 as described under the heading “Amounts paid with respect to fiscal 2023 annual incentive cash bonuses” below, could not exceed a maximum payment amount, mitigating the risk that the incentive cash compensation payable to our executive officers for fiscal 2023 would not be commensurate with our actual performance. These maximum payment amounts, which emphasize the relative importance of the objective financial performance criteria underlying them, were determined as follows: (1) the maximum payment of each component linked to net revenue or earnings performance criteria was equal to twice that component’s target payment, and (2) the maximum payment of any component linked to individual subjective performance goals was 140% of that component’s target payment. The target and maximum amounts payable under these annual incentive cash bonuses are reported under the heading “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” in the “Grants of Plan-Based Awards for Fiscal 2023” table below.
The payment formulas under the components of these annual incentive cash bonuses tied to net revenue and earnings performance criteria increased the payment by 1% of the target payment for each 1% that the achievement of the applicable performance criteria exceeded the applicable performance target (subject to the component’s maximum payment amount), and decreased the payment by 1% of the target payment for each 1% that the achievement of the applicable performance criteria missed the applicable performance target (subject to a floor of zero). Our compensation committee initially adopted this one-to-one so-called “leverage curve” in fiscal 2009 based, in part, on advice from Semler Brossy that less steep leverage curves are more appropriate when performance targets are unpredictable and volatile. Our compensation committee decided to retain this one-to-one leverage curve for the components of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2023 performance tied to objective financial performance criteria based on the same rationale.
The payment formula under the components of these annual incentive cash bonuses tied to individual subjective performance goals provided for a payment based on a tally sheet weighted-average score of the executive officer’s achievement of his individual subjective business goals ranging from one (below expectations) to five (exceeds expectations). For each of Messrs. Maleh, Mahoney, Holmes and Yellin, the formula provided for a payment linearly ranging from (1) 60% to 90% of the target payment, as the applicable executive officer’s individual component weighted-average score ranged from one to two, (2) 90% to 110% of the target payment, as the applicable executive officer’s individual component weighted-average score ranged from two to four, and (3) 110% to the maximum 140% of the target payment, as the applicable executive officer’s individual component weighted-average score ranged from four to five.
Regardless of the amount determined by the payment formula of these annual cash incentive bonuses, our compensation committee retained the ability to reduce or eliminate the amount actually paid in its discretion. This discretion mitigated the risk that the annual incentive cash compensation payable to our executive officers for fiscal 2023 could have been disproportionate to our actual performance. Our compensation committee did not exercise such discretion in fiscal 2023.
Amounts paid with respect to fiscal 2023 annual incentive cash bonuses
On March 3, 2024, our compensation committee determined the amounts to be paid to our executive officers with respect to the annual incentive cash bonuses they were eligible to receive for fiscal 2023 performance. These amounts, which are reported in the “Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation” in the “Compensation of Directors and Executive Officers—Executive compensation—Summary compensation” section of this proxy statement below, were determined as follows:
•
Component linked to our net revenue. Our fiscal 2023 consolidated non-GAAP net revenue(6) was approximately $624.0 million, or approximately 6.0% below the adjusted performance target for fiscal 2023 of $663.6 million. The compensation committee adjusted the consolidated non-GAAP net revenue target to take into account the $3.9 million impact of foreign currency adjustments during the period. Accordingly, the amount payable under the payment formula for the net revenue component of our executive officers’ fiscal 2023 annual incentive cash bonuses was the target payment decreased by approximately 6% of the target payment.

•
Component linked to Performance Compensation EBITDA. Our fiscal 2023 Performance Compensation EBITDA(7) was approximately $110.1 million, or approximately 11.3% below the adjusted performance target for fiscal 2023 of $124.1 million. The compensation committee adjusted the Performance Compensation EBIDA target to take into account the $0.1 million impact of foreign currency adjustments during the period. Accordingly, the amount payable under the payment formula for the earnings component of our executive officers’ fiscal 2023 annual incentive cash bonuses was the target payment decreased by approximately 11.3% of the target payment.

•
Component linked to individual subjective performance goals. Based on the subjective individual performance goal weighted-average scores for each of our executive officers, the amounts payable under the payment formula for the subjective individual performance goal component of our executive officers’ fiscal 2023 annual incentive cash bonuses were equal to the following percentages of their respective target amounts: for Mr. Maleh, 106%; for Mr. Mahoney, 110%; for Mr. Holmes, 106%; and for Mr. Yellin, 113%.

•
Determination of amount paid. After calculating the total amount payable to each of our executive officers under the payment formulas for their fiscal 2023 annual incentive cash bonuses, our chief executive officer recommended that these amounts be paid.

Long-term incentive program
As noted above, we believe that the equity and cash awards granted under our long-term incentive program, or “LTIP,” are the foundation of our overall pay-for-performance compensation program for our senior corporate leaders, practice leaders and other key revenue generators. The LTIP generally serves as a framework for equity awards granted under our amended and restated 2006 equity incentive plan and cash awards, other than the annual incentive cash bonuses granted to our executive officers, granted under our cash incentive plan.
The equity and cash awards comprising the grants made under our LTIP are designed to work together to achieve the program’s primary objectives; namely to:
•
directly align a significant portion of the total compensation of these employees with the delivery of future value to our shareholders;

•
focus our senior corporate leaders, practice leaders and other key revenue generators on performance by directly linking their compensation to the achievement of pre-determined performance goals and shareholder returns;

(6)
See footnote 5 for the determination of non-GAAP net revenue.

(7)
See footnote 5 for the determination of Performance Compensation EBITDA.

•
provide a competitive compensation program that has significant retention value; and

•
promote top-line and bottom-line growth.

The equity awards granted under our LTIP further align the interests of our executive officers with the interests of our shareholders because they are held subject to the ownership requirements described in this compensation discussion and analysis under the heading “Ownership guidelines” below.
Long-term incentive program: equity awards
As noted above, our LTIP serves as a framework for the equity compensation we grant to our senior corporate leaders, practice leaders and other key revenue generators under our amended and restated 2006 equity incentive plan. The composition and mix of the equity awards granted under our LTIP have historically been the same for our senior corporate leaders, as they are for our practice leaders and other key revenue generators. Beginning in fiscal 2016, only our executive officers have received the full LTIP equity awards consisting of stock options, time-vesting restricted stock unit awards (“RSUs”) and performance-vesting restricted stock unit awards (“PRSUs”) described below. The only other employees who received equity awards under our LTIP in fiscal 2023 were our group and practice leaders, each of whom received 30% of their respective LTIP award value in fiscal 2023 in the form of RSUs.
The equity awards granted to our executive officers in fiscal 2023 consisted of the following mix of equity awards: 40% RSUs and 60% PRSUs. For purposes of these weightings, each share by which an RSU or a PRSU is measured is treated as one share, and it is assumed that the PRSUs’ target performance will be achieved. Since 2019, our compensation committee determined to grant only RSUs and PRSUs to our executive officers and not to include stock options in these equity awards.
The equity awards available under our LTIP include:
•
RSUs because they directly align the interests of the recipient with the interests of our shareholders due to their value being directly tied to the value of our common stock. In addition, the vesting schedule of at least four years applicable to RSUs granted under our LTIP provides long-term retention value.

•
PRSUs because the value of the award is based on our performance, over a period of not less than one fiscal year, enabling us to provide longer term compensation that motivates the recipient to increase our profitability, our growth and shareholder value. In addition, the PRSUs granted under our LTIP also provide long-term retention value because the RSUs earned based upon the outcome of a PRSU’s performance conditions are subject to further time-based vesting, so the entire award is paid over at least a four-year vesting period, regardless of the length of the PRSU’s performance period.

•
Stock options because they motivate the recipient to increase shareholder value, and the four-year vesting schedule applicable to LTIP stock options provides long-term retention value.

Long-term incentive program: awards for fiscal 2023
On April 11, 2023, our compensation committee granted equity awards, composed of RSUs and PRSUs, as described above, to our executive officers under our LTIP. The aggregate grant date fair values of these equity awards (assuming the PRSU’s target performance will be achieved) are as follows: for Mr. Maleh, $1,599,955; for Mr. Mahoney, $374,990; for Mr. Holmes, $374,990; and for Mr. Yellin, $324,991. The aggregate grant date fair values of this equity compensation represented about 38% of our executive officers’ fiscal 2023 target total compensation.(8) In addition, all of this equity compensation, the value of which is tied to the value of our common stock, together with the target payments of the annual incentive cash bonuses that our executive officers were eligible to receive based on fiscal 2023 performance, constituted over 68% of our executive officers’ fiscal 2023 target total compensation, demonstrating our commitment to providing executive compensation that aligns the interests of our executive officers with the interests of our shareholders, rewards performance, and provides retention value.

(8)
See footnote 3 for the definition of target total compensation.

The PRSUs granted to our executive officers under our LTIP in fiscal 2023 are based on the performance over fiscal 2023 and fiscal 2024 of our average Performance Compensation EBITDA(9) margin (including acquisitions and divestitures) and our consolidated non-GAAP cumulative annual net revenue growth (including acquisitions and divestitures).(10) The number of shares of our common stock potentially issuable under each of these PRSUs is based on the outcome of their performance conditions and ranges from a threshold of 52% of the PRSU’s target payment to a maximum of 150% of the PRSU’s target payment. If these PRSUs’ threshold performance level is not achieved over their performance period, no payment will be made under them. When determining these PRSUs’ performance targets, our compensation committee sets goals that it believes will be challenging to achieve, based on a review of our future financial plan and general economic conditions, in order to motivate a high degree of business performance with an emphasis on longer term financial objectives.
The number of shares of our common stock by which RSUs are measured, and the threshold, target and maximum number of shares of our common stock by which PRSUs are measured with respect to the LTIP equity awards granted to our executive officers in fiscal 2023 are set forth under the headings “All Other Stock Awards: Number of Shares of Stock or Units,” and “Estimated Future Payouts Under Equity Incentive Plan Awards,” respectively, in the “Grants of Plan-Based Awards for Fiscal 2023” table below.
More complete technical descriptions of our LTIP, amended and restated 2006 equity incentive plan, and cash incentive plan are contained in this proxy statement under the headings “Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards” below.
Dividends and dividend equivalent rights
Our board of directors declared the first regular quarterly dividend on our common stock in the fourth quarter of fiscal 2016. Although we anticipate continuing to pay regular quarterly dividends on our common stock for the foreseeable future, the declaration of any future dividends is subject to the discretion of our board of directors. Since we began paying dividends, the only dividends paid with respect to unvested equity awards have been dividends on unvested shares of restricted stock issued to our non-employee directors and, as to one grant in 2014, our chief executive officer. Dividends declared with respect to shares of restricted stock granted under our 2006 equity incentive plan and our amended and restated 2006 equity incentive plan after July 11, 2018 are not paid until the underlying shares of restricted stock become vested.
Dividend equivalent rights accrue with respect to the RSUs and PRSUs granted under our amended and restated 2006 equity incentive plan in the form of additional units, which we refer to as “dividend units.” Dividend units are credited to the RSU or PRSU when the corresponding dividend is paid on our common stock. Generally, the number of dividend units credited to an RSU or PRSU with respect to a dividend is determined by multiplying the per-share amount of the dividend by the number of outstanding units under the RSU or PRSU (using the target number of units if the PRSU’s performance conditions are not determined) as of the dividend’s record date, and then dividing the result by our closing stock price on the date the dividend is paid. Dividend units vest on the same dates and in the same relative proportions as the RSUs or PRSUs on which they accrue, and are forfeited if, when and to the extent the RSUs or PRSUs on which they accrue are forfeited. No dividends or dividend equivalent rights will be paid or accrued on stock options or stock appreciation rights granted under the amended and restated 2006 equity incentive plan. No dividends will be paid with respect to unvested full-share awards granted under the plan after July 11, 2018, including shares of restricted stock. Any dividend equivalent rights that accrue on unvested full-share awards granted under the plan after July 11, 2018, will not be paid or otherwise settled until the full-share

(9)
As used here, “Performance Compensation EBITDA” means our consolidated net income reported in our audited financial statements for fiscal 2023 and 2024, with the following charges added back: interest expense, net, provision for income taxes, depreciation and amortization, share-based compensation expense, amortization of forgivable loans, and other expense, net, all as additionally adjusted to reflect any other non-GAAP adjustments that we make to our publicly reported GAAP results in our earnings releases for the 2023 and 2024 fiscal years.

(10)
For this purpose, GAAP net revenue will be adjusted to reflect any other non-GAAP adjustments that we make to our publicly reported GAAP results in our earnings releases for the 2023 and 2024 fiscal years.

award has vested, and will be forfeited if the unvested full-share award is forfeited. To date, our board of directors has determined that all dividend units accruing on RSUs or PRSUs will upon vesting be paid only in cash, and not in shares of our common stock.
Ownership guidelines
The equity awards granted under our LTIP to our executive officers are subject to ownership requirements to further promote the long-term nature of the program. The ownership thresholds are 400% of annual base salary for our chief executive officer and 300% of annual base salary for each of our other executive officers. The awards that count towards these share ownership thresholds are (1) vested stock options granted under the LTIP, (2) shares of our common stock issued pursuant to RSUs granted under the LTIP, (3) shares of our common stock issued pursuant to PRSUs granted under the LTIP, and (4) any shares of our common stock or vested stock options delivered to us to be held for purposes of meeting these ownership guidelines. Until one of our executive officer’s employment with us ends or he is no longer otherwise providing services for us, such executive officer may not exercise any stock option issued under the LTIP or delivered to us to be held for purposes of meeting the ownership guidelines, or sell or transfer any shares of common stock issued with respect to RSUs or PRSUs granted under the LTIP or delivered to us to be held for purposes of meeting the ownership guidelines (except for sales to cover withholding taxes with respect to such issuance). In any event, an executive officer may exercise any vested stock option granted under the LTIP or delivered to us to be held for purposes of meeting the ownership guidelines within one year of such stock option’s expiration date. For purposes of these ownership guidelines, shares of our common stock are valued based on the closing price of our common stock reported on the Nasdaq Global Select Market on the day prior to the applicable exercise, sale, transfer or delivery, and vested stock options are valued based on the Black-Scholes option-pricing model. All of our executive officers (other than Mr. Mahoney whose noncompliance is due solely to his more recent appointment as a member of our senior management) are, and were during fiscal 2023, in compliance with these guidelines.
Policy on derivatives, hedging, short sales and pledging
Our trading policies prohibit our employees, consultants and non-employee directors from (1) purchasing, selling or otherwise trading in options (including publicly traded options), puts, calls, warrants and other derivatives involving or relating to our common stock, (2) engaging in any hedging activities with respect to our common stock, (3) engaging in short sales or taking equivalent positions in our common stock, or (4) holding shares of our common stock in a margin account or, without the express authorization of our chief executive officer or general counsel, pledging shares of our common stock as security.
Practices regarding the grant of equity awards
Our compensation committee has historically followed a practice of generally making all equity awards to our senior corporate leaders, practice leaders and other key revenue generators on one or two dates each year. In fiscal 2023, the compensation committee made equity awards under our LTIP program on three dates. We do not otherwise have any program, plan or practice related to the timing of the granting of equity awards to our executive officers as it relates to the release of material non-public information.
All equity awards made to our senior corporate leaders, practice leaders and other key revenue generators, or to any of our other employees or directors, are currently made pursuant to our amended and restated 2006 equity incentive plan. All stock options under this plan are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under the plan to be the closing price per share on the applicable date as reported by a nationally recognized stock exchange. In connection with inducement grants made to new hires outside of the amended and restated 2006 equity incentive plan, we have at times granted options at strike prices significantly above the then-current fair market value of our common stock, as an incentive for these new hires to participate only in very significant increases in our overall stock value. We do not otherwise have any program, plan or practice of awarding stock options, or setting the exercise price of stock options based on our stock price, on a date other than the grant date. We do not have a practice of determining the exercise price of stock option grants by using average prices (or lowest prices) of our common stock over a period preceding, surrounding or following the grant date. While our compensation committee’s charter permits the committee to delegate its authority to grant equity awards in certain circumstances, all grants to employees are currently made by the committee itself and not pursuant to any delegated authority.
Perquisites and other compensation
Our executive officers have typically received modest perquisites—mainly for parking and reimbursement for certain health and dental premiums and expenses. Except for these perquisites, our executive officers receive benefits that are comparable to the benefits provided to our other employees and pay costs and taxes on such perquisites on the same basis as our other employees. Our executive officers and other employees receive other compensation in the form of contributions to our 401(k) savings and retirement plan (described in this compensation discussion and analysis under the heading “401(k) savings plan” below) and premiums we pay for term life insurance, long-term disability insurance and accidental death and dismemberment insurance for the benefit of these employees. Our compensation committee believes that these modest perquisites and other compensation are consistent with our overall policy of providing competitive compensation designed to attract and retain our executive officers.
Clawback policy
In response to recently adopted Nasdaq Stock Market and SEC rules, our board of directors updated the Company’s policy for the recovery of erroneously awarded compensation. This policy enables our board of directors to seek recoupment of annual or long-term incentive cash or equity compensation (including equity awards granted under our amended and restated 2006 equity incentive plan and cash awards granted under our cash incentive plan) from our current or former named executive officers in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws (excluding restatements resulting from changes to applicable accounting principles). The amount recoverable pursuant to this policy is the additional compensation received by the applicable person as a result of the financial statements initially used to determine his or her compensation differing from the restated form, and applies to compensation received in the three fiscal years preceding the accounting restatement. This policy is effective as of October 2, 2023 and applies to persons who served or serve as an “officer” as defined in Rule 16a-1(f) under the Exchange Act of 1934. Our board of directors intends to amend this policy, as necessary, to make it comply with any applicable requirements or listing standards.
Our chief executive officer and chief financial officer are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires them to reimburse us for certain bonus or other incentive-based or equity-based compensation, and certain profits received on the sale of our securities, when there has been an accounting restatement due to our material noncompliance, resulting from misconduct, with any financial reporting requirement under the securities laws.
Severance agreements
As described in this proxy statement under the heading “Compensation of Directors and Executive Officers—Executive compensation—Potential payments upon termination or change in control” below, in March 2020, our executive officers entered into severance agreements with us providing for certain payments upon termination of an executive officer’s employment by the Company without “cause,” by the executive officer without “good reason,” or in connection with a change in control. An executive officer’s death or disability may trigger acceleration of certain equity awards granted to the executive officer under our amended and restated 2006 equity incentive plan pursuant to the executive officer’s severance agreement or, prior to those agreements, the applicable award agreement. A change in control may also trigger payments to our executive officers under our cash incentive plan. Our executive officers are also subject to certain confidentiality, non-competition and non-solicitation agreements.
401(k) savings plan
Under our 401(k) savings plan, a tax-qualified retirement savings plan, participating employees, including our executive officers, may contribute up to 80% of regular and bonus earnings on a before-tax basis, up to the applicable calendar year limit, which was $22,500 in calendar year 2023, into their 401(k) plan accounts. Participants aged 50 and over may also make catch-up contributions of up to $7,500 for calendar year 2023. In addition, under the 401(k) plan, we match an amount equal to fifty cents for each dollar contributed by participating employees on the first 6% of their regular and bonus earnings up to a maximum amount. This maximum matching amount was $9,900 in calendar year 2023. Amounts held in 401(k) plan accounts on behalf of an employee may not be withdrawn prior to the employee’s termination of employment with us, total and permanent disability, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the regulations of the Internal Revenue Service. We maintain our 401(k) plan because we wish to encourage our employees to save some percentage of their cash compensation for their retirement. Our 401(k) plan permits employees to make such savings in a manner that is relatively tax efficient.
Policy on deductibility of compensation
In general, Section 162(m) of the Internal Revenue Code prevents us from deducting compensation paid in excess of $1 million to certain of our executive officers, called our “covered officers,” in any fiscal year. In fiscal 2023, our covered officers were our president and chief executive officer, Mr. Maleh, our executive vice president, chief financial officer and treasurer, Mr. Mahoney, our executive vice president and chief corporate development officer, Mr. Holmes, and our executive vice president and general counsel, Mr. Yellin. Once a person becomes a covered person, he or she stays a covered person for all subsequent fiscal years, even if not employed by us. Prior to fiscal 2018, in determining the extent to which any covered officer’s compensation exceeded $1 million in a fiscal year, performance-based compensation meeting criteria established by the Internal Revenue Service, called “qualified performance-based compensation,” was excluded, thereby preserving its deductibility. The Tax Cuts and Jobs Act of 2017 eliminated the exclusion for qualified performance-based compensation, except for certain grandfathered awards—generally qualified performance-based compensation granted on or prior to, and not modified after, November 2, 2017.
Compensation committee report
The compensation committee has reviewed and discussed with management the contents of the compensation discussion and analysis set forth above. Based on this review and discussion, the committee recommended to our board of directors that the above compensation discussion and analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 30, 2023.
The compensation committee
Thomas Avery (Chair)
William Concannon
Christine Detrick
Heather Tookes
Compensation policies and practices as they relate to risk management
Our compensation committee has reviewed our compensation programs, discussed the concept of risk as it relates to our compensation programs, and considered various mitigating factors. Based on these reviews and discussions, the committee does not believe that our compensation programs encourage excessive or inappropriate risk-taking. Some of the reasons leading to the committee’s conclusion are as follows:
•
The compensation we pay to our senior corporate leaders, practice leaders and other key revenue generators consists of both fixed and variable components. The fixed portion is designed to provide steady income regardless of our common stock’s performance, so that these employees do not focus solely on our stock performance to the detriment of other important business metrics. The equity and cash compensation paid to our senior corporate leaders, practice leaders and other key revenue generators through our LTIP is designed to reward long-term performance. For example, the RSUs and service-based cash awards granted under our LTIP to our senior corporate leaders (other than our executive officers), practice leaders and other key revenue generators vest in equal annual installments over a period of five years, the RSUs granted to our executive officers vest in equal annual installments over a period of four years, and the performance-based cash awards granted under our LTIP are linked to our performance over periods of at least one year. The proportions of salary, annual incentive cash bonuses, and equity compensation are designed to ensure that our senior corporate leaders, practice leaders and other key revenue generators are properly motivated without being encouraged to take unnecessary or excessive risks.
•
The performance criteria underlying the PRSUs granted under our LTIP to our senior corporate leaders, practice leaders and other key revenue generators are based on performance criteria related to revenue growth and earnings margin, which encourages these employees to focus on growth and efficiency and discourages risk-taking focused on improving only one of these measures. There is no payment under any of these awards if the award’s threshold performance levels are not achieved, and each award contains a pre-determined maximum payment, which mitigates risk by making it less likely that the payout on any given award will not correspond to performance.

•
The financial performance criteria underlying the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2023 performance under our cash incentive plan are based on revenue and earnings measures, encouraging our executive officers to focus on growth and efficiency. These awards had pre-determined maximum payouts and used a relatively flat one-to-one leverage curve for adjusting the payments for performance that missed or exceeded the awards’ performance targets, which reduced the risk that payouts under the awards would not correspond to performance. Importantly, our compensation committee reserves the right to exercise its discretion to reduce or eliminate the payment made under any of these awards, regardless of the amount resulting from the award’s payment formula.

•
We have adopted minimum ownership guidelines with respect to equity awards granted to our executive officers under our LTIP, which further motivate our executive officers to consider our long-term performance. We have also adopted minimum ownership guidelines with respect to equity awards granted to our non-employee directors.

•
We have adopted a compensation clawback policy, which further mitigates the risk that payment under performance awards will not be aligned with our actual performance.

•
Our compensation committee has generally followed a practice of making all equity awards under our LTIP on one or two dates each year, so the equity component of our compensation program cannot be timed or coordinated with the release of material information. In fiscal 2023, the compensation committee made equity awards under our LTIP program on three dates.

•
The outcome and payments of the annual incentive cash bonuses granted to our executive officers under our cash incentive plan, all other performance-based cash awards granted under our cash incentive plan, and PRSUs granted under our LTIP are certified to, and approved by, our compensation committee.

•
Our compensation committee has from time to time sought and received the advice of a compensation consultant engaged by it regarding certain of our compensation practices and policies and the structure and design of our compensation programs. Our committee determined that this consultant, who provided services only as directed by the committee and had no other relationship with us during fiscal 2023, is independent from us and that the services provided to us by this consultant in fiscal 2023 raised no conflicts of interest.

Executive compensation
Summary compensation
The following table provides a summary of all compensation earned with respect to fiscal 2023 by the following:
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our president, chief executive officer and chairman of the board, Paul Maleh;

•
our executive vice president, chief financial officer and treasurer, Daniel Mahoney;

•
our executive vice president and chief corporate development officer, Chad Holmes; and

•
our executive vice president and general counsel, Jonathan Yellin.

As noted above, these executive officers are sometimes referred to as our “named executive officers.” The compensation received by our named executive officers for or in fiscal 2023 consisted of the following:

•
base salary;

•
non-equity incentive plan awards in the form of annual incentive cash bonuses that our executive officers were eligible to receive for 2023 performance;

•
long-term incentive equity awards in the form of RSUs and PRSUs based on our fiscal 2023 and fiscal 2024 performance granted to our executive officers under our LTIP in 2023; and

•
modest perquisites and other compensation.

Further details regarding this compensation can be found in the “Compensation discussion and analysis” above, and in the further disclosure under the heading “Executive compensation” below.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Paul Maleh	2023	900,000	—	1,599,955	1,055,000	29,238	3,584,193
President, chief executive officer	2022	900,000	165,000(7)	1,599,969	1,094,399	35,339	3,794,707
and chairman of the board	2021	850,000	375,000(8)	1,500,032	1,085,000	28,360	3,838,392
Daniel Mahoney	2023	450,000	—	374,990	380,000	29,724	1,234,714
Executive vice president, chief financial	2022	450,000	70,000(7)	374,991	385,958	35,064	1,316,013
officer and treasurer	2021	400,000	75,000	249,994	315,000	26,181	1,066,175
Chad Holmes	2023	450,000	—	374,990	370,000	21,149	1,216,139
Executive vice president and chief	2022	450,000	70,000(7)	374,991	397,208	20,581	1,312,780
corporate development officer	2021	425,000	75,000	349,978	390,000	19,852	1,259,830
Jonathan Yellin	2023	450,000	—	324,991	335,000	22,139	1,132,130
Executive vice president and	2022	450,000	70,000(7)	324,947	344,247	26,521	1,215,715
general counsel	2021	425,000	114,600(9)	274,973	345,000	22,492	1,182,065

(1)
Amounts reflect the aggregate grant date fair values of RSUs and PRSUs, as applicable, made in the specified fiscal periods to the applicable named executive officer. Specifically, in fiscal 2021, each named executive officer was granted, on March 22, 2021, RSUs and PRSUs based on fiscal 2021 and fiscal 2022 performance; in fiscal 2022, each named executive officer was granted, on March 10, 2022, RSUs and PRSUs based on fiscal 2022 and fiscal 2023 performance; and in fiscal 2023, each named executive officer was granted, on April 11, 2023, RSUs and PRSUs based on fiscal 2023 and fiscal 2024 performance. These grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, based on the closing market price of our common stock on the date of grant. In addition, the grant date fair value of each PRSU was computed based on the probable outcome of its performance conditions. Additional details on our accounting for share-based compensation can be found in note 1, “Summary of Significant Accounting Policies-Share-Based Compensation,” and note 10, “Share-Based Compensation,” to our consolidated financial statements in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2024.

(2)
The grant date fair values of the PRSUs based on fiscal 2023 and 2024 performance granted in fiscal 2023 to our executive officers under our LTIP, assuming the maximum payment under each award is made, are as follows: for Mr. Maleh, $1,439,960; for Mr. Mahoney and Mr. Holmes, $337,437; and for Mr. Yellin, $292,439. The grant date fair values of the PRSUs based on fiscal 2022 and 2023 performance granted in fiscal 2022 to our executive officers under our LTIP, assuming the maximum payment under each award is made, are as follows: for Mr. Maleh, $1,439,930; for Mr. Mahoney and Mr. Holmes, $337,501; and for Mr. Yellin, $292,410. The grant date fair values of the PRSUs based on fiscal 2021 and 2022 performance granted in fiscal 2021 to our executive officers under our LTIP, assuming the maximum payment under each award is made, are as follows: for Mr. Maleh, $1,124,989; for Mr. Mahoney, $187,441; for Mr. Holmes, $262,473; and for Mr. Yellin, $206,199. These grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, based on the closing market price of our common stock on the date of grant.
(3)
Dividend equivalent rights accrue with respect to RSUs and PRSUs granted under our amended and restated 2006 equity incentive plan in the form of additional units, which we refer to as “dividend units.” Dividend units are credited to the RSU or PRSU when the corresponding dividend is paid on our common stock. Generally, the number of dividend units credited to an RSU or PRSU with respect to a dividend is determined by multiplying the per-share amount of the dividend by the number of outstanding units under the RSU or PRSU (using the target number of units if the PRSU’s performance conditions are not determined) as of the dividend’s record date, and then dividing the result by our closing stock price on the date the dividend is paid. Dividend units vest on the same dates and in the same relative proportions as the RSUs or PRSUs on which they accrue. All dividend units that were credited to RSUs or PRSUs in fiscal 2021, fiscal 2022 and fiscal 2023 will upon vesting be paid in cash. Dividends are, and have been, factored into the grant date fair values reported for the RSUs or PRSUs, and thus dividend units are not reported as all other compensation either when credited or settled.

(4)
The amounts shown represent amounts earned in respect of the annual incentive cash bonuses based on performance measured over the specified fiscal years granted to our named executive officers under our cash incentive plan. The amounts earned on the annual incentive cash bonuses for fiscal 2023 performance were determined by our compensation committee on March 3, 2024.

(5)
For fiscal 2023, the amounts shown represent other compensation in the form of contributions to our 401(k) savings and retirement plan on behalf of each of our named executive officers and premiums we paid for term life insurance, long-term disability insurance and accidental death and dismemberment insurance for the benefit of our named executive officers, as well as the perquisites and other personal benefits described in footnote (6) below.

(6)
For fiscal 2023, the amounts shown for our executive officers include our aggregate incremental cost of the following perquisites and other personal benefits paid to our executive officers: parking, reimbursement for certain health and dental premiums and expenses, supplemental health insurance and certain entertainment related expenses.

(7)
Consists of a Special Bonus Award awarded to each named executive officer by our compensation committee. For more information related to the Special Bonus Awards, see the section of the proxy statement for the 2023 annual meeting of our shareholders filed with the SEC on April 28, 2023, under the heading “Compensation of Directors and Executive Officers—Executive Summary—Executive officer compensation in fiscal 2022—Amounts paid with respect to fiscal 2022 annual incentive cash bonuses.”

(8)
Includes $200,000 in 2021, which reflects the vesting of a service-based cash award granted to Mr. Maleh on July 12, 2017 outside of the LTIP.

(9)
Includes $17,100 in 2021, which reflects the vesting of a service-based cash award granted to Mr. Yellin on February 2, 2017 under the LTIP before he was appointed as one of our executive officers.

Plan-based awards
The plan-based awards granted to our executive officers in fiscal 2023 consisted of (1) annual incentive cash bonuses that our executive officers were eligible to receive based on fiscal 2023 performance under our cash incentive plan and (2) RSUs and PRSUs based on fiscal 2023 and fiscal 2024 performance, granted to our executive officers on April 11, 2023 under our LTIP and our amended and restated 2006 equity incentive plan. For further analysis of the structure of these annual incentive cash bonuses and the LTIP awards granted in fiscal 2023, see the disclosure under the heading “Compensation of Directors and Executive Officers—Compensation discussion and analysis” above. Our cash incentive plan, the LTIP and our amended and restated 2006 equity incentive plan are described below.
Cash incentive plan
Our cash incentive plan authorizes the grant of long-term and annual performance-based and service-based cash awards to our senior corporate leaders, practice leaders, key revenue generators and other salaried employees.

The plan was initially designed to facilitate the granting of performance-based awards to our named executive officers intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. As noted above, the Tax Cuts and Jobs Act of 2017 eliminated the exclusion for qualified performance-based compensation, except for certain grandfathered awards—generally qualified performance-based compensation granted on or prior to, and not modified after, November 2, 2017.
We currently use our cash incentive plan to grant (1) annual incentive cash bonuses to our executive officers, (2) service-based cash awards and/or performance-based cash awards under our LTIP, and (3) either service-based cash awards and/or performance-based cash awards outside of our LTIP.
A performance-based award granted under the plan is payable only to the extent certain performance targets, based on performance criteria specified by our compensation committee, are achieved in the relevant measurement period. These performance targets can be based on objective financial performance criteria, including, but not limited to, revenue; net revenue; net revenue (excluding the impact of one or more of our subsidiaries, acquisitions, discontinued operations and/or extraordinary or special items as determined by our compensation committee); revenue growth; net revenue growth; net revenue growth (excluding acquisitions and divestitures); earnings before interest, taxes, depreciation and amortization or “EBITDA”; adjusted measures of EBITDA adding back, among other expenses, non-cash expenses selected by our compensation committee, or “Adjusted EBITDA”; Adjusted EBITDA margin; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; net income; net income growth; pre-or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance; total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow; and confidential business unit objectives. Any of the foregoing measures may be determined on a GAAP or a non-GAAP basis or on a constant currency basis, or based on an average over periods of one year or longer, and/or with respect to any organizational level specified by our compensation committee, including, but not limited to, our entire company, any parent of us or any of our subsidiaries, in each case as a whole, or any unit, practice, department, group, line of business, or other business unit, whether or not legally constituted, of our entire company, any parent of us or any of our subsidiaries. These performance targets may also be based on performance criteria in the form of individual or other goals specified by our compensation committee.
The period on which the performance underlying any performance-based award granted under the plan is based must be at least one fiscal year or longer. The maximum amount payable to any recipient in a given fiscal year under performance-based awards granted under the plan is $8,000,000. This maximum is prorated for recipients who do not participate in the plan for the entire fiscal year.
After the completion of the performance period over which a performance-based award granted under our cash incentive plan is based, our compensation committee reviews our performance and the performance of the award recipient over the performance period, and then determines and certifies in writing the extent to which the recipient has achieved the objective performance criteria applicable to the performance award and the appropriate amount, if any, to be paid to the recipient with respect to the performance award.
Regardless of the amount determined by the payment formula applicable to any performance award, the committee may exercise its discretion, based on whatever criteria it determines appropriate, to reduce or eliminate the payment made under the performance-based award compared to the award’s payment formula amount. The criteria used by our compensation committee as the basis for any such exercise of its discretion may, but need not be, set forth in the applicable performance award’s terms and conditions. The payment of any performance-based award under the plan is generally made shortly following the certification with respect to such award mentioned above. Performance-based awards issued under our cash incentive plan are payable in cash, shares of our common stock or any combination of the two at the discretion of our compensation committee. The recipient of a performance-based award may receive payment under the award only if he or she is an employee on the last day of the performance period over which the performance-based award is based unless our compensation committee exercises its discretion to make prorated payments to former or retired employees or to a deceased employee’s estate.

In addition to performance-based awards in the form of annual incentive cash bonuses granted to our executive officers, we may also grant under our cash incentive plan service-based cash awards and other performance-based cash awards, including to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP, which awards are further described under the heading “Plan-based awards—Long-term incentive program” below.
All awards issued under our cash incentive plan with respect to a given fiscal year are subject to recoupment, reimbursement or forfeiture under the plan if our financial statements for that fiscal year are negatively affected by a restatement as a result of errors, omissions or fraud, and as otherwise described under the heading “Compensation of Directors and Executive Officers—Compensation discussion and analysis—Clawback policy” above.
Our cash incentive plan was initially approved by our shareholders in 2007 and was reapproved by our shareholders in 2012 and 2017.
Annual incentive cash bonuses for fiscal 2023
On April 11, 2023, our compensation committee determined the performance criteria, performance targets and payment formulas of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2023 performance under our cash incentive plan, which are described above under the heading “Compensation of Directors and Executive Officers—Compensation discussion and analysis—Annual incentive cash bonuses.” The target and maximum amounts payable under these annual incentive cash bonuses are also reported under the heading “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” in the “Grants of Plan-Based Awards for Fiscal 2023” table below. On March 3, 2024, our compensation committee determined the amounts to be paid in respect of these annual incentive cash bonuses, as further described above under the heading “Compensation of Directors and Executive Officers—Compensation discussion and analysis—Annual incentive cash bonuses—Amounts paid with respect to fiscal 2023 annual incentive cash bonuses.” These amounts are also reported in the “Summary Compensation Table” above under the heading “Non-Equity Incentive Plan Compensation.”
Long-term incentive program
Our long-term incentive program, or “LTIP,” which was initially adopted by our compensation committee in fiscal 2009, generally serves as a framework for equity awards granted under our amended and restated 2006 equity incentive plan and cash awards, other than the annual incentive cash bonuses granted to our executive officers, granted under our cash incentive plan. As noted above, we believe that the equity and cash awards granted under our LTIP are the foundation of our overall pay-for-performance compensation program for our senior corporate leaders, practice leaders and other key revenue generators. The LTIP is further described under the heading “Compensation discussion and analysis—Executive officer compensation in fiscal 2023—Long-term incentive program” above.
The equity awards granted under our LTIP consist of time-vesting restricted stock units (“RSUs”), performance-vesting restricted stock units (“PRSUs”) and stock options granted under our amended and restated 2006 equity incentive plan. In recent fiscal years, certain recipients have received LTIP awards consisting of RSUs and performance-based cash awards, solely performance-based cash awards, or a combination of service-based and performance-based cash awards.
Below is a description of the equity awards granted under our LTIP:
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RSUs.   RSUs granted under the LTIP vest over a period of four years, in the case of our executive officers, and five years, in the case of our other senior corporate leaders, practice leaders and other key revenue generators, in equal annual installments, beginning on the first anniversary of the date of grant. Vested RSUs are payable, at our election, in cash, shares of our common stock or any combination of the two.

•
PRSUs.   PRSUs are payable based on the extent that certain performance targets are achieved over a performance period of at least one fiscal year. Each PRSU has a threshold, target and maximum performance level and payment amount, and if a PRSU’s threshold performance level is not achieved over the PRSU’s performance period, no payment is made under the PRSU. Historically, the performance criteria for these PRSUs have been based on revenue growth and average earnings margin metrics determined over the performance period. Generally, the vesting under a PRSU is delayed until our compensation committee determines that the PRSU’s performance conditions have been satisfied. Once the performance conditions have been determined to be satisfied, the PRSUs generally vest as to 50% on the date of such determination and in two equal annual installments thereafter. We often refer to the number of shares of our common stock potentially issuable under the PRSU based on the outcome of its performance conditions as its “performance share number.” The vesting of any portion of a PRSU’s performance share number is subject to the continued employment of the PRSU’s recipient on the vesting date. Vested portions of a PRSU’s performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two.
•
Stock options.   Stock options granted under the LTIP vest over a period of four years in equal annual installments, beginning on the first anniversary of the date of grant, and have a ten-year term, if granted after July 12, 2017, and a seven-year term, if granted before that date. The stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant and may have their exercise prices reduced only with the approval of our shareholders.

The cash awards granted under our LTIP consist of service cash awards and performance cash awards, which have the following features:
•
Service cash awards.   The service-based awards granted under our LTIP provide for the payment of a fixed amount of cash, vesting in five equal annual installments measured from the date of grant.

•
Performance cash awards.   The performance-based awards granted under our LTIP provide for a cash payment based on a fixed target amount and the outcome of performance conditions measured over a performance period of at least one year. With the exception of our Canadian employees who are subject to a three-year vesting schedule, the amount payable under these performance-based awards based on the outcome of their performance conditions additionally vests in five equal annual installments, beginning on the first anniversary of the date of grant, except that all vesting is delayed until the outcome of the award’s performance conditions has been determined by our compensation committee.

All stock options and shares of common stock issued pursuant to the vesting of RSUs and PRSUs granted under our LTIP to our executive officers are held subject to our ownership guidelines described above in this proxy statement under the heading “Compensation of Directors and Executive Officers—Compensation discussion and analysis—Ownership guidelines.”
LTIP awards granted in fiscal 2023
On April 11, 2023, our compensation committee granted equity awards under our LTIP to our executive officers, as further described above under the heading “Compensation discussion and analysis—Executive officer compensation in fiscal 2023—Long-term incentive equity compensation: awards for fiscal 2023.” The number of shares of our common stock by which these RSUs are measured, and the threshold, target and maximum number of shares of our common stock by which these PRSUs are measured, are also set forth under the headings “All Other Stock Awards: Number of Shares of Stock or Units,” and “Estimated Future Payouts Under Equity Incentive Plan Awards,” respectively, in the “Grants of Plan-Based Awards for Fiscal 2023” table below.
Amended and restated 2006 equity incentive plan
All equity awards granted to our senior corporate leaders, practice leaders and other key revenue generators, under our LTIP or otherwise, are issued under our amended and restated 2006 equity incentive plan, which is administered by our compensation committee. Our amended and restated 2006 equity incentive plan provides for the following types of equity awards:
•
options to purchase shares of our common stock intended to qualify as “incentive stock options,” as defined in section 422 of the Internal Revenue Code;

•
nonqualified options, which are stock options that do not qualify as incentive stock options;

•
restricted stock awards consisting of shares of our common stock subject to restrictions;

•
restricted stock unit awards consisting of the contractual right to receive shares of our common stock in the future contingent on the completion of service and/or the achievement of performance or other objectives;

•
performance awards consisting of the right to receive payment of cash and/or shares of our common stock on the achievement of pre-determined performance targets; and

•
other stock-based awards in the form of stock purchase rights, stock appreciation rights, unrestricted shares of our common stock, and awards valued in whole or in part by or otherwise based on our common stock.

All of the shares issued under our amended and restated 2006 equity incentive plan or by which awards granted under the plan are measured are shares of our authorized but unissued common stock. The maximum number of shares issuable under the plan is currently 6,149,000, consisting of the following:
•
500,000 shares initially reserved for issuance under our 2006 equity incentive plan;

•
1,000,000 shares reserved for issuance under our 2006 equity incentive plan based on shares that were or became available under the 1998 incentive and nonqualified stock option plan after we adopted our 2006 equity incentive plan on April 21, 2006;

•
210,000 shares approved by our shareholders at the 2008 annual meeting of our shareholders;

•
1,464,000 shares approved by our shareholders at the 2010 annual meeting of our shareholders;

•
1,700,000 shares, consisting of the 2,500,000 shares approved by our shareholders at the 2012 annual meeting of our shareholders reduced by the 800,000 shares cancelled by our board of directors on April 22, 2016, as reported in the current report on Form 8-K that we filed on April 27, 2016;

•
400,000 shares approved by our shareholders at the 2017 annual meeting of our shareholders;

•
375,000 shares approved by our shareholders at the 2018 annual meeting of our shareholders; and

•
500,000 shares approved by our shareholders at the 2023 annual meeting of our shareholders.

The plan adjusts the maximum number of shares issuable under the plan if we effect a capital readjustment or pay a stock dividend without receiving compensation in return. Whenever any outstanding award under the plan expires or terminates other than by exercise or payment in shares of our common stock, the corresponding shares of common stock may again be the subject of plan awards. Each share of our common stock issued pursuant to an award granted on or after April 30, 2010 under the plan, other than a stock option or a SAR, counts as 1.83 shares against the maximum number of shares issuable under our amended and restated 2006 equity incentive plan, as does any restricted stock unit or performance award granted on or after April 30, 2010 under the plan to the extent that shares of our common stock are used for measurement purposes. The maximum aggregate number of shares of common stock that may be subject to awards granted under our amended and restated 2006 equity incentive plan to a single recipient in any calendar year is 150,000.
Our 2006 equity incentive plan was first approved by our shareholders in 2006, and our shareholders have agreed to amendments to the plan in 2008, 2010, 2012, 2017, 2018, and, in 2023, an amendment and restatement of the plan.
The grants of plan-based awards table for fiscal 2023
The following table provides further information regarding the grants of plan-based awards described above to our named executive officers during fiscal 2023.

Grants of Plan-Based Awards for Fiscal 2023
Name	Type of Award(1)	Grant Date(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Estimated Future Payouts Under Equity Incentive Plan Awards(3)			Awards: Number of Shares of Stock or Units (#)(3)(4)	Grant Date Fair Value ($)(5)
			Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)
Paul Maleh	CIB	4/11/23	1,100,000	2,002,000	—	—	—	—	—
	RSU	4/11/23	—	—	—	—	—	6,016	639,982
	PRSU	4/11/23	—	—	4,512	9,024	13,536	—	959,973
Daniel Mahoney	CIB	4/11/23	375,000	637,500	—	—	—	—	—
	RSU	4/11/23	—	—	—	—	—	1,410	149,996
	PRSU	4/11/23	—	—	1,057	2,115	3,172	224,994
Chad Holmes	CIB	4/11/23	375,000	637,500	—	—	—	—	—
	RSU	4/11/23	—	—	—	—	—	1,410	149,996
	PRSU	4/11/23	—	—	1,057	2,115	3,172	—	224,994
Jonathan Yellin	CIB	4/11/23	325,000	552,500	—	—	—	—	—
	RSU	4/11/23	—	—	—	—	—	1,222	129,996
	PRSU	4/11/23	—	—	916	1,833	2,749	—	194,995

(1)
For purposes of this column, (a) “CIB” means an annual cash incentive bonus that the applicable executive officer was eligible to receive based on fiscal 2023 performance under our cash incentive plan, (b) “RSU” means a time-vesting restricted stock unit award measured in shares of our common stock granted under our amended and restated 2006 equity incentive plan, and (c) “PRSU” means a performance-vesting restricted stock unit award measured in shares of our common stock granted under our amended and restated 2006 equity incentive plan.

(2)
The grant date of each equity award is the same as the date such award was approved by our compensation committee. None of our named executive officers paid any amount to us as consideration for any award disclosed in this table.

(3)
Dividend equivalent rights accrue with respect to RSUs and PRSUs granted under our amended and restated 2006 equity incentive plan in the form of additional units, which we refer to as “dividend units.” Dividend units are credited to the RSU or PRSU when the corresponding dividend is paid on our common stock. Generally, the number of dividend units credited to an RSU or PRSU with respect to a dividend is determined by multiplying the per share amount of the dividend by the number of outstanding units under the RSU or PRSU (using the target number of units if the PRSU’s performance conditions are not determined) as of the dividend’s record date, and then dividing the result by our closing stock price on the date the dividend is paid. Dividend units vest on the same dates and in the same relative proportions as the RSUs or PRSUs on which they accrue. All dividend units that were credited to RSUs or PRSUs in fiscal 2023 will upon vesting be paid in cash. Dividends are, and have been, factored into the grant date fair values reported for the RSUs or PRSUs, and thus dividend units are not reported in the table above when granted.

(4)
Table does not reflect any shares of our common stock issued in fiscal 2023 with respect to the vesting in fiscal 2023 of RSUs or PRSUs granted prior to fiscal 2023 to our named executive officers. These shares are reported in the “Option Exercises and Stock Vested during Fiscal 2023” table below.

(5)
The grant date fair value was computed in accordance with ASC Topic 718, excluding with respect to RSUs and PRSUs the estimated effect of any forfeitures, based on the closing market price of our common stock on the date of grant. In addition, the grant date fair values of the PRSUs were computed based on the probable outcome of the awards’ performance conditions.

Outstanding equity awards
The following table provides information regarding outstanding equity awards held by our named executive officers on December 30, 2023.
Outstanding Equity Awards at End of Fiscal 2023
	Option Awards					Stock Awards(1)
Name	Type of Awards(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(13)
Paul Maleh	OPT	16,304	—	44.87	12/18/2027	—	—	—	—
	OPT	15,173	—	47.45	12/6/2028	—	—	—	—
	RSU	—	—	—	—	2,951(3)	291,706	—	—
	RSU	—	—	—	—	4,533(4)	448,087	—	—
	RSU	—	—	—	—	5,762(5)	569,574	—	—
	RSU					6,083(6)	601,305
	PRSU	—	—	—	—	5,312(8)	525,091	—	—
	PRSU	—	—	—	—	8,161(9)	806,715
	PRSU	—	—	—	—	—	—	11,241(10)	1,111,173
	PRSU	—	—	—	—	—	—	13,536(11)	1,338,034
Daniel Mahoney	RSU	—	—	—	—	3,137(12)	310,092	—	—
	RSU	—	—	—	—	491(3)	48,535	—	—
	RSU	—	—	—	—	755(4)	74,632	—	—
	RSU					1,350(5)	133,448	—	—
	RSU					1,425(6)	140,861	—	—
	PRSU	—	—	—	—	885(8)	87,482	—	—
	PRSU	—	—	—	—	1,359(9)	134,337	—	—
	PRSU							2,635(10)	260,470
	PRSU	—	—	—	—	—	—	3,173(11)	313,602
Chad Holmes	OPT	4,076	—	44.87	12/18/2027	—	—	—	—
	OPT	4,425	—	47.45	12/6/2028	—	—	—	—
	RSU	—	—	—	—	688(3)	68,009	—	—
	RSU	—	—	—	—	1,058(4)	104,583	—	—
	RSU					1,350(5)	133,448	—	—
	RSU					1,425(6)	140,861	—	—
	PRSU	—	—	—	—	1,240(8)	122,574	—	—
	PRSU	—	—	—	—	1,904(9)	188,210
	PRSU	—	—	—	—	—	—	2,635(10)	260,470
	PRSU	—	—	—	—	—	—	3,173(11)	313,602
Jonathan Yellin	OPT	2,377	—	44.87	12/18/2027	—	—	—	—
	OPT	2,845	—	47.45	12/6/2028	—	—	—	—
	RSU	—	—	—	—	540(3)	53,379	—	—
	RSU	—	—	—	—	831(4)	82,144	—	—
	RSU					1,170(5)	115,655	—	—
	RSU					1,235(6)	122,080
	PRSU	—	—	—	—	974(8)	96,280
	PRSU	—	—	—	—	1,496(9)	147,880
	PRSU	—	—	—	—	—	—	2,283(10)	225,675
	PRSU	—	—	—	—	—	—	2,750(11)	271,788

(1)
Includes all dividend units that accrued on the RSUs and PRSUs and were unvested as of the end of fiscal 2023. Upon vesting, these dividend units are payable only in cash. Dividend units have been rounded to the nearest whole unit.

(2)
For purposes of this column, (a) “OPT” means a stock option granted under our LTIP and amended and restated 2006 equity incentive plan, (b) “RSU” means a time-vesting restricted stock unit award, measured in shares of our common stock, granted under our LTIP or amended and restated 2006 equity incentive plan, and (c) “PRSU” means a performance-vesting restricted stock unit award granted under our LTIP and amended and restated 2006 equity incentive plan, measured in shares of our common stock, for which the performance conditions were not determined as of the end of fiscal 2023. The vesting of any portion of an RSU or PRSU is subject to the continued employment of the award recipient on the vesting date. Vested portions of any RSU or PRSU are payable, at our election, in cash, shares of our common stock or a combination of the two, except that the corresponding vested dividend units will be paid in cash.

(3)
These RSUs will vest on December 15, 2024.

(4)
These RSUs will vest in two equal annual installments beginning on March 22, 2024.

(5)
These RSUs will vest in three equal annual installments beginning March 10, 2024.

(6)
These RSUs will vest in four equal annual installments beginning on April 11, 2024.

(7)
The market values of these unvested RSUs are based on the closing market price of our common stock on December 29, 2023, the last trading date of fiscal 2023, of $98.85.

(8)
Amounts represent the number of PRSUs that have been earned based on our fiscal 2021 and 2022 performance granted on December 15, 2020 to our executive officers. As further described in this proxy statement above under the heading “Compensation of Directors and Executive Officers—Compensation discussion and analysis—Executive officer compensation—Option exercises and vesting of stock,” on March 3, 2023, our compensation committee determined the number of shares of common stock, or “performance share number,” that vested for these PRSUs. 50% of each of these performance share numbers vested on the date of that determination, and the remaining 50% of each of these performance share numbers will vest in two equal annual installments on the third and fourth anniversaries of December 15, 2020. Vested portions of these performance share numbers are payable, at our election, in cash, shares of our common stock or a combination of the two, except that the corresponding vested dividend units will be paid in cash.

(9)
Amounts represent the number of PRSUs that have been earned based on our fiscal 2021 and 2022 performance granted on March 22, 2021 to our executive officers. As further described in this proxy statement above under the heading “Compensation of Directors and Executive Officers—Compensation discussion and analysis—Executive officer compensation—Option exercises and vesting of stock,” on March 3, 2023, our compensation committee determined the number of shares of common stock, or “performance share number,” that vested for these PRSUs. 50% of each of these performance share numbers vested on the date of that determination, and the remaining 50% of each of these performance share numbers will vest in two equal annual installments on the third and fourth anniversaries of March 22, 2021. Vested portions of these performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two, except that the corresponding vested dividend units will be paid in cash.

(10)
As results as of December 30, 2023 indicate performance in between threshold and target at 96%, amounts represent the target number of shares of our common stock that can be issued under PRSUs based on our fiscal 2022 and 2023 performance granted on March 10, 2022 to our executive officers. Our compensation committee will determine the actual number of shares of our common stock potentially issuable in respect of these PRSUs based on the outcome of their performance conditions, or their “performance share numbers,” in the first quarter of fiscal 2024. 50% of each of these performance share numbers will vest on the date of that determination, and the remaining 50% of each of these performance share numbers will vest in two equal annual installments on the third and fourth anniversaries of March 10, 2022. Vested portions of these performance share numbers are payable, at our election, in cash, shares of our common stock or a combination of the two, except that the corresponding vested dividend units will be paid in cash.

(11)
As results as of December 30, 2023 indicate performance in between target and maximum at 114%, amounts represent the maximum number of shares of our common stock that can be issued under PRSUs based on our fiscal 2023 and 2024 performance granted on April 11, 2023 to our executive officers. Our compensation committee will determine the actual number of shares of our common stock potentially issuable in respect of these PRSUs based on the outcome of their performance conditions, or their “performance share numbers,” in the first quarter of fiscal 2025. 50% of each of these performance share numbers will vest on the date of that determination, and the remaining 50% of each of these performance share numbers will vest in two equal annual installments on the third and fourth anniversaries of April 11, 2023. Vested portions of these performance share numbers are payable, at our election, in cash, shares of our common stock or a combination of the two, except that the corresponding vested dividend units will be paid in cash.

(12)
These RSUs will vest on April 3, 2024.

(13)
The market values of these PRSUs are based on the closing market price of our common stock on December 29, 2023, the last trading date of fiscal 2023, of $98.85.

Option exercises and vesting of stock
The following table provides information regarding the exercise of stock options by our named executive officers during fiscal 2023 and the vesting of our named executive officers’ RSUs and PRSUs during fiscal 2023. For each named executive officer, the number of shares reported as having vested in fiscal 2023 under the heading “Number of Shares Acquired on Vesting” in the table below consists of (1) shares of our common stock issued under our LTIP and amended and restated 2006 equity incentive plan upon the vesting on March 10, 2023, March 22, 2023, December 5, 2023 and December 15, 2023 of RSUs issued under our LTIP, (2) shares of our common stock issued under our LTIP and amended and restated 2006 equity incentive plan upon the vesting on March 3, 2023, December 5, 2023 and December 15, 2023 of PRSUs issued under our LTIP and (3) shares of our common stock issued outside of our LTIP and amended and restated 2006 equity incentive plan upon the vesting on April 3, 2023 of RSUs issued to Mr. Mahoney.
The shares of common stock issued pursuant to the vesting of the RSUs and PRSUs are subject to our ownership guidelines described in this proxy statement under the heading “Compensation of Directors and Executive Officers—Compensation discussion and analysis—Ownership guidelines” above.
Option Exercises and Stock Vested during Fiscal 2023
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
Paul Maleh	20,000	1,186,133	38,021	4,132,335
Daniel Mahoney	—	—	8,270	927,311
Chad Holmes	6,000	354,391	8,972	974,490
Jonathan Yellin	—	—	6,803	740,859

(1)
The value realized on the vesting of shares of restricted stock and the issuance of shares of our common stock with respect to the vesting of RSUs and PRSUs is based on the following closing market prices of our common stock on the respective dates of vesting or, where applicable, the last trading date after the vesting date:

Vesting Date	Closing Market Price ($)
12/15/2023	99.20
12/05/2023	95.91
04/03/2023	109.55
03/22/2023	107.56
03/10/2023	111.70
03/03/2023	110.48

(2)
The value realized on the vesting of RSUs and PRSUs also includes the amount paid in cash on the date of vesting to the applicable named executive officer in settlement of dividend units that had accrued on the vested RSUs or PRSUs. These dividend units were settled at the per share price of our common stock set forth for the applicable vesting date in note (1) above.

On March 3, 2024, our compensation committee determined the number of shares of our common stock issuable based on the outcome of performance conditions of PRSUs granted on March 10, 2022 to our executive officers under our LTIP. These PRSUs’ performance criteria were based on our fiscal 2022 and fiscal 2023 average Performance Compensation EBITDA margin (including acquisitions and divestitures)(11) and consolidated non-GAAP cumulative annual net revenue growth (including acquisitions and divestitures).(12) The number of shares of our common stock potentially issuable under each of these PRSUs based on the outcome of the PRSU’s performance conditions, or its “performance share number,” ranged from a threshold of 50% of the PRSU’s target payment to a maximum of 150% of the PRSU’s target payment. The threshold, target and maximum performance share numbers under these PRSUs were based on threshold, target and maximum performance of 15%, 17% and 19%, respectively, for our fiscal 2022 and fiscal 2023 Performance Compensation EBITDA margin (including acquisitions and divestitures), and 4%, 8% and 12%, respectively, for our fiscal 2022 and fiscal 2023 consolidated non-GAAP cumulative annual net revenue growth (including acquisitions and divestitures). Based on our consolidated Performance Compensation EBITDA margin (including acquisitions and divestitures) for the performance period of 18.2% and our consolidated non-GAAP cumulative annual net revenue growth (including acquisitions and divestitures) over the performance period of 5.0%, our compensation committee determined that the performance share number payable under each of these PRSUs based on their payment matrix was 96% of the PRSU’s target payment. 50% of each of these performance share numbers vested on March 3, 2024 and were paid in shares of our common stock on that date. The remaining 50% of each of these performance share numbers will vest in two equal annual installments on the third and fourth anniversaries of the grant date. The vesting of any portion of a PRSU’s performance share number is subject to the continued employment of the PRSU’s recipient on the vesting date. Vested portions of a PRSU’s payment share number are payable, at our election, in cash, shares of our common stock granted under our amended and restated 2006 equity incentive plan or a combination of the two.
Potential payments upon termination or change in control
The agreements described below provide for payments to the applicable named executive officer, as well as the acceleration of the vesting of certain equity awards held by the executive officer, in the event that the executive officer’s employment with us is terminated in certain circumstances or that we undergo a change in control.
Cash incentive plan
In fiscal 2023, each of our named executive officers was eligible to receive an annual incentive cash bonus based on fiscal 2023 performance under our cash incentive plan. Under this plan, upon the occurrence of a “change in control,” each of these bonuses is paid out as if the effective date of the change in control were the last day of the applicable performance period and all performance goals had been attained, unless provision is made in connection with the change in control for (1) the assumption of all previously granted awards or (2) the substitution of such performance awards with commensurate new awards covering stock of the successor corporation or its parent or subsidiary.
Under our cash incentive plan, “change in control” means (1) we merge with or into or consolidate with another corporation, unless our outstanding voting securities immediately prior to the change in

(11)
As used here, “Performance Compensation EBITDA” means our consolidated net income reported in our audited financial statements for fiscal 2022 and 2023, with the following charges added back: interest expense, net, provision for income taxes, depreciation and amortization, share-based compensation expense, amortization of forgivable loans, and other expense, net, all as additionally adjusted to reflect the non-GAAP adjustments that we made to our publicly reported GAAP results in our earnings releases for the 2022 and 2023 fiscal years.

(12)
For this purpose, GAAP net revenue was adjusted to reflect the non-GAAP adjustments that we made to our publicly reported GAAP results in our earnings releases for the 2022 and 2023 fiscal years.

control continue to represent, either by remaining outstanding or conversion into voting securities of the entity surviving the change in control, at least 50% of our combined voting power or of the combined voting power of the entity surviving the change in control; (2) any person (with standard exceptions) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities representing 50% or more of the combined voting power of our then outstanding securities; or (3) we liquidate or sell substantially all of our assets.
Stock option agreements
Each of the stock options issued pursuant to our amended and restated 2006 equity incentive plan is subject to a stock option agreement that provides for the full vesting of all unvested stock options subject to the agreement on the applicable named executive officer’s death or termination of providing services for us due to disability (as determined by us in our sole discretion). As of the last business day of fiscal 2023, all of the stock options issued under our amended and restated 2006 equity incentive plan have vested.
Restricted stock and restricted stock unit agreements
As of the last business day of fiscal 2023, each of our named executive officers held unvested time-vesting restricted stock unit awards, or “RSUs,” issued under our amended and restated 2006 equity incentive plan. Each of these grants is subject to a restricted stock unit agreement. Each of these agreements provides for the full vesting of all unvested RSUs subject to the agreement on the applicable named executive officer’s death or termination of providing services for us due to disability (as determined by us in our sole discretion).
Restricted stock unit for performance agreements
As of the last business day of fiscal 2023, each of our named executive officers held unvested performance-vesting restricted stock unit awards, or “PRSUs,” issued under our amended and restated 2006 equity incentive plan. Each of these grants is subject to a restricted stock unit for performance agreement that provides for acceleration of vesting on the applicable named executive officer’s death or termination of providing services for us due to disability (as determined by us in our sole discretion). For an award for which the number of shares potentially issuable based on the outcome of the award’s performance conditions, or “performance share number,” has not yet been determined, the amount accelerated is (1) for awards granted prior to December 18, 2017, the prorated target performance share number under the award based on the portion of the award’s performance period that has been completed as of the applicable named executive officer’s death or disability and (2) for awards granted on or after December 18, 2017, the target performance share number. For an award for which the performance share number has been determined, the amount accelerated is the then unvested portion of the performance share number.
Severance agreements
In March 2020, we engaged our compensation consultant, Semler Brossy, to assist us in reviewing and assessing our executive officer compensation package, including a review of appropriate severance arrangements for our executive officers. After consultation with Semler Brossy, and reviewing a variety of factors, including the scope and nature of severance agreements for the executive officers at our peer companies, we entered into severance agreements with each of our executive officers. The severance agreements provide clarity to our shareholders and executives on the treatment under different termination scenarios, addressing any concerns about how discretion might be applied. These severance agreements provide for certain benefits to the executive officer in a termination event, including in connection with a “change in control.” Pursuant to each executive officer’s severance agreement, if the executive officer’s employment with us is terminated for any reason, the executive officer will be entitled to receive a lump-sum payment equal to the sum of his earned but unpaid base salary through his termination date plus any accrued but unused vacation days, and any other vested benefits that the executive officer may have under our employee benefit plans (collectively referred to as the “Accrued Obligations”).
If the executive officer’s employment is terminated by us without “cause” or by the executive officer for “good reason,” then, in addition to the Accrued Obligations, the executive officer will be entitled to receive the following additional benefits:

•
a cash payment equal to the sum of:

•
in the case of Mr. Maleh, 2.0 times the sum of his annual base salary and target bonus and, in the case of each of Messrs. Mahoney, Holmes and Yellin, one time the sum of the applicable executive officer’s annual base salary and target bonus; plus

•
a pro-rata target annual cash bonus for the portion of the then-current year; and

•
12 months of continued cash payments for COBRA and the employer contribution for group term life insurance.

In addition, the vesting of any unvested stock options, RSUs or other time-based equity awards held by the executive officer will be fully accelerated. Any PRSUs or other performance-based equity awards held by the executive officer will remain outstanding and will vest based on the outcome of the award’s performance conditions following the end of the performance period, provided that (1) any time-based vesting will be treated as fully satisfied upon the expiration of the performance period and (2) any individual performance metrics applicable to the executive officer will be deemed achieved at the target level of performance.
If the executive officer’s employment is terminated by us without “cause” or by the executive officer for “good reason” within 12 months of a “change in control,” then, in addition to the Accrued Obligations, the executive officer will be entitled to receive the following additional benefits:
•
a lump-sum cash payment equal to the sum of:

•
in the case of Mr. Maleh, 2.5 times the sum of his annual base salary and target bonus and, in the case of each of Messrs. Mahoney, Holmes and Yellin, 1.5 times the sum of the applicable executive officer’s annual base salary and target bonus; plus

•
a pro-rata target annual cash bonus for the portion of the then-current year; and

•
a lump-sum cash payment equal to 12 months of COBRA and the employer contribution for group term life insurance.

In addition, solely in respect of equity awards not assumed in a “change in control,” any unvested time-based equity awards held by the executive officer will be fully accelerated and, with respect to any performance-based equity award, the award will vest based on the achievement during the performance period of the applicable performance goals, except that the number of shares issuable under the award will be adjusted pro rata based on the portion of the performance period that was completed as of the executive officer’s termination date.
Upon an executive officer’s death, disability or retirement, each executive officer’s severance agreement provides for full acceleration of the vesting of any unvested time-based equity awards held by the executive officer. Any performance-based equity awards held by the executive officer will remain outstanding and will vest based on the outcome of the award’s performance conditions following the end of the performance period, provided that (1) any time-based vesting will be treated as fully satisfied upon the expiration of the performance period and (2) any individual performance metrics applicable to the executive officer will be deemed achieved at the target level of performance.
Each of our executive officers holds unvested RSUs (time-based equity awards) and PRSUs with performance conditions that have not yet been determined (performance-based equity awards) and none of our executive officers holds unvested stock options, which are in each case covered by the applicable officer’s severance agreement.
Hypothetical termination or change in control as of the end of fiscal 2023
The tables below summarize the payments that our named executive officers would receive, as well as the value of the acceleration of the vesting of equity awards held by them, under the agreements described above in connection with certain hypothetical terminations or changes in control as of December 29, 2023, the last business day of fiscal 2023.

Potential Payments Upon Termination Without Cause(1) or Good Reason(2) Not in Connection
with a Change in Control as of December 29, 2023
	Salary ($)(3)	Target Incentive Bonus ($)(4)	Cash Management Performance Award ($)(5)	Restricted Stock Units ($)(6)	Performance Restricted Stock Units ($)(7)	Total Payment Upon Termination ($)
Paul Maleh	1,841,040	2,200,000	1,100,000	3,242,478	2,003,195	10,386,713
Daniel Mahoney	491,040	375,000	375,000	947,873	469,538	2,658,451
Chad Holmes	491,040	375,000	375,000	757,685	469,538	2,468,263
Jonathan Yellin	491,040	325,000	325,000	617,417	406,867	2,165,324

(1)
“Cause” is defined as: (i) any material breach by the executive of any agreement to which the executive and CRA (or any parent or subsidiary of CRA) are both parties, (ii) any act or omission by the executive that is in material violation of any material policy of CRA, (iii) the conviction of the executive by a court of competent jurisdiction for (or plea by the executive of no contest with respect to) felony criminal conduct, or (iv) any material misconduct or material neglect of duties by the executive in connection with the business or affairs of CRA (or any parent or subsidiary).

(2)
Executive has complied with the “Good Reason Process” (as defined in each severance agreement) following the occurrence of any of the following events without executive’s consent: (i) a material reduction in the executive’s duties, authorities or responsibilities or a requirement that the executive report to anyone other than the Board, in the case of Mr. Maleh, or the President or Chief Executive Officer, in the case of Messrs. Mahoney, Holmes and Yellin; (ii) a reduction in the executive’s annual base salary or annual bonus opportunity (other than an across-the-board reduction of not more than ten percent (10%) applicable to all senior executive officers which occurs prior to a change in control); (iii) a material reduction in executive’s benefits in the aggregate (other than an across-the-board reduction of benefit levels) from those provided to executive; (iv) a relocation of executive’s principal place of employment out of the city of Boston, Massachusetts; (v) a material breach of any provision of the executive’s severance agreement by CRA; (vi) the failure of CRA to have a successor entity specifically assume the severance agreement within ten (10) business days after a change in control; or (vii) the insolvency of CRA or the filing (by any party, including CRA) of a petition for bankruptcy with respect to the Company, which petition is not dismissed within 60 days.

(3)
Represents a payment equal to two times Mr. Maleh’s base salary and one time the base salary of each of Messrs. Mahoney, Holmes and Yellin paid in accordance with CRA’s payroll practices over a period of 12 months. Also includes $41,040 for each of Messrs. Maleh, Mahoney, Holmes and Yellin, which reflects 12 months of continued cash payments for COBRA and the employer contribution for group term life insurance.

(4)
Represents a payment equal to two times Mr. Maleh’s base target incentive bonus and one time the target incentive bonus of each of Messrs. Mahoney, Holmes and Yellin paid in accordance with CRA’s payroll practices over a period of 12 months.

(5)
Amounts represent target payouts under annual incentive cash bonuses that our named executive officers were eligible to receive for fiscal 2023 performance under our cash incentive plan. The amounts actually to be paid with respect to these bonuses were determined by our compensation committee on March 3, 2024, and are reported above in the “Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation.”

(6)
Amounts represent the value of the full acceleration of vesting of RSUs, and PRSUs for which the performance conditions had been determined prior to the end of fiscal 2023, granted under our amended and restated 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the last business day of fiscal 2023. These unvested RSUs and PRSUs are reported as awards of type “RSU” and “PRSU” in the “Outstanding Equity Awards at End of Fiscal 2023” table above under the heading “Number of Shares or Units of Stock That Have Not Vested.” The value of this acceleration was determined based on the closing market price of our common stock on December 29, 2023, the last business day of fiscal 2023, of $98.85.

(7)
Amounts represent the value of (1) the full acceleration of vesting of PRSUs granted on March 10, 2022 under our amended and restated 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the end of fiscal 2023 with performance periods consisting of fiscal 2022 and fiscal 2023 (the “2022/2023 PRSUs”), assuming target performance and (2) the full acceleration of vesting of PRSUs granted on April 11, 2023 under our amended and restated 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the end of the fiscal 2023 with performance periods consisting of fiscal 2023 and fiscal 2024 (the “2023/2024 PRSUs”), assuming target performance. The PRSUs will remain outstanding and will vest and be settled based on actual performance during the applicable performance period with (x) any time-based vesting that may be applicable in addition to performance-based vesting treated as fully satisfied upon the expiration of the performance period and (y) any individual performance metric applicable to the executive officer deemed achieved at the target level of performance. As a result, the 2022/2023 PRSUs would not settle or vest until the performance determination has been made in early 2024, and the 2023/2024 PRSUs would not settle or vest until the performance determination has been made in early 2025. The table reflects achievement of the 2022/2023 PRSUs based on target performance as of the termination date; as further described in this proxy statement above under the heading “Compensation of Directors and Executive Officers—Compensation discussion and analysis—Executive officer compensation—Option exercises and vesting of stock,” on March 3, 2024, our compensation committee determined the number of shares of common stock, or “performance share number,” that vested for the 2022/2023 PRSUs. Any PRSU or portion thereof that does not vest based on actual performance during the performance period shall be immediately forfeited and cancelled. The value of this acceleration was determined based on the closing market price of our common stock on December 29, 2023, the last business day of fiscal 2023, of $98.85.

The following table assumes that the hypothetical change in control would be a “change in control” for purposes of our cash incentive plan and severance agreements and that the applicable annual incentive cash bonuses would neither be assumed nor substituted for in the change in control.
Potential Payments Upon Termination Without Cause(1) or Good Reason(2)
Within 12 Months of a Change in Control as of December 29, 2023
	Salary ($)(3)	Target Incentive Bonus ($)(4)	Cash Management Performance Award ($)(5)	Restricted Stock Units ($)(6)	Performance Restricted Stock Units ($)(7)	Total Payment Upon Termination or Change in Control ($)
Paul Maleh	2,291,040	2,750,000	1,100,000	3,242,478	2,003,195	11,386,713
Daniel Mahoney	716,040	562,500	375,000	947,873	469,538	3,070,951
Chad Holmes	716,040	562,500	375,000	757,685	469,538	2,880,763
Jonathan Yellin	716,040	487,500	325,000	617,417	406,867	2,552,824

(1)
“Cause” is defined as: (i) any material breach by the executive of any agreement to which the executive and CRA (or any parent or subsidiary of CRA) are both parties, (ii) any act or omission by the executive that is in material violation of any material policy of CRA, (iii) the conviction of the executive by a court of competent jurisdiction for (or plea by the executive of no contest with respect to) felony criminal conduct, or (iv) any material misconduct or material neglect of duties by the executive in connection with the business or affairs of CRA (or any parent or subsidiary).

(2)
Executive has complied with the “Good Reason Process” (as defined in each severance agreement) following the occurrence of any of the following events without executive’s consent: (i) a material reduction in the executive’s duties, authorities or responsibilities or a requirement that the executive report to anyone other than the Board, in the case of Mr. Maleh, or the President or Chief Executive Officer, in the case of Messrs. Mahoney, Holmes and Yellin; (ii) a reduction in the executive’s annual base salary or annual bonus opportunity (other than an across-the-board reduction of not more than ten percent (10%) applicable to all senior executive officers which occurs prior to a change in control); (iii) a material reduction in executive’s benefits in the aggregate (other than an across-the-board reduction of benefit levels) from those provided to executive; (iv) a relocation of executive’s principal place of employment out of the city of Boston, Massachusetts; (v) a material breach of any provision of the executive’s severance agreement by CRA; (vi) the failure of CRA to have a successor entity specifically assume the severance agreement within ten (10) business days after a change in control; or (vii) the insolvency of CRA or the filing (by any party, including CRA) of a petition for bankruptcy with respect to the Company, which petition is not dismissed within 60 days.
(3)
Represents a lump-sum payment equal to 2.5 times Mr. Maleh’s base salary and 1.5 times the base salary of each of Messrs. Mahoney, Holmes and Yellin. Also includes $42,784, for each of Messrs. Maleh, Holmes, Yellin, and Mahoney, which reflects a lump-sum payment equal to 12 months of continued cash payments for COBRA and the employer contribution for group term life insurance.

(4)
Represents a lump-sum payment equal to 2.5 times Mr. Maleh’s base target incentive bonus and 1.5 times the target incentive bonus of each of Messrs. Mahoney, Holmes and Yellin.

(5)
Amounts represent target payouts under annual incentive cash bonuses that our named executive officers were eligible to receive for fiscal 2023 performance under our cash incentive plan. The amounts actually to be paid with respect to these bonuses were determined by our compensation committee on March 3, 2024, and are reported above in the “Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation.”

(6)
Amounts represent the value of the full acceleration of vesting of RSUs, and PRSUs for which the performance conditions had been determined prior to the end of fiscal 2023, granted under our amended and restated 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the last business day of fiscal 2023. These unvested RSUs and PRSUs are reported as awards of type “RSU” and “PRSU” in the “Outstanding Equity Awards at End of Fiscal 2023” table above under the heading “Number of Shares or Units of Stock That Have Not Vested.” The value of this acceleration was determined based on the closing market price of our common stock on December 29, 2023, the last business day of fiscal 2023, of $98.85.

(7)
Amounts represent the value of (1) the full acceleration of vesting of the 2022/2023 PRSUs, assuming target performance and (2) the full acceleration of vesting of the 2023/2024 PRSUs, assuming target performance. The value of this acceleration was determined based on the closing market price of our common stock on December 29, 2023, the last business day of fiscal 2023, of $98.85. For the 2022/2023 PRSUs and the 2023/2024 PRSUs, for which the performance period determination had not yet been made as of December 30, 2023, the performance period is truncated so that it ends on December 30, 2023, and we have assumed that the board of directors has determined in good faith that target level performance has been achieved for purposes of this table. As a result, the value has been determined based on assumed target performance measured over the truncated performance period by multiplying the amount determined by the percentage of the performance period that was completed as of immediately prior to the assumed effective date of the assumed change in control.

The following table assumes that the hypothetical disability would be a disability for purposes of our stock option agreements, restricted stock agreements, restricted stock unit agreements, restricted stock unit for performance agreements, service cash award agreements, performance cash award agreements and severance agreements.
Potential Payments Upon Termination Upon Death, Disability or Retirement as of December 29, 2023
	Salary ($)	Target Incentive Bonus ($)	Cash Management Performance Award ($)	Stock Options ($)	Restricted Stock Units ($)(1)	Performance Restricted Stock Units ($)(2)	Total Payment Upon Termination Upon Death, Disability or Retirement ($)
Paul Maleh	—	—	—	—	3,242,478	2,003,195	5,245,673
Daniel Mahoney	—	—	—	—	947,873	469,538	1,417,411
Chad Holmes	—	—	—	—	757,685	469,538	1,227,223
Jonathan Yellin	—	—	—	—	617,417	406,867	1,024,284

(1)
Amounts represent the value of the full acceleration of vesting of RSUs, and PRSUs for which the performance conditions had been determined prior to the end of fiscal 2023, granted under our amended and restated 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the last business day of fiscal 2023. These unvested RSUs and PRSUs are reported as awards of type “RSU” and “PRSU” in the “Outstanding Equity Awards at End of Fiscal 2023” table above under the heading “Number of Shares or Units of Stock That Have Not Vested.” The value of this acceleration was determined based on the closing market price of our common stock on December 29, 2023 the last business day of fiscal 2023, of $98.85.

(2)
Amounts represent the value of (1) the full acceleration of vesting of the 2022/2023 PRSUs, assuming target performance and (2) the full acceleration of vesting of the 2023/2024 PRSUs, assuming target performance. The PRSUs will remain outstanding and will vest and be settled based on actual performance during the applicable performance period with (x) any time-based vesting that may be applicable in addition to performance-based vesting treated as fully satisfied upon the expiration of the performance period and (y) any individual performance metric applicable to the executive officer deemed achieved at the target level of performance. As a result, the 2022/2023 PRSUs would not settle or vest until the performance determination has been made in early 2024. The table reflects achievement of the 2021/2022 PRSUs, the 2022/2023 PRSUs and the 2023/2024 PRSUs based on target performance as of the termination date; as further described in this proxy statement above under the heading “Compensation of Directors and Executive Officers—Compensation discussion and analysis—Executive officer compensation—Option exercises and vesting of stock,” on March 3, 2024, our compensation committee determined the number of shares of common stock, or “performance share number,” that vested for the 2022/2023 PRSUs. Any PRSU or portion thereof that does not vest based on actual performance during the performance period shall be immediately forfeited and cancelled.

The value of this acceleration was determined based on the closing market price of our common stock on December 29, 2022, the last business day of fiscal 2023, of $98.85.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of Mr. Maleh, our president, chief executive officer and chairman of the board, for fiscal 2023.
For 2023, our last completed fiscal year:
•
the annual total compensation of Mr. Maleh was $3,584,193; and

•
the annual total compensation of our median employee was $136,442.

Based on the foregoing, for fiscal 2023, the ratio of the annual total compensation of our chief executive officer to the annual total compensation of our median employee, as reasonably estimated in accordance with Item 402(u) of Regulation S-K, was approximately 26 to 1.
When we identified our median employee for fiscal 2023, we used the following methodology and made the following material assumptions, adjustments, and estimates:
•
We identified our employee base as of December 30, 2023, the last day of our 2023 fiscal year. Our employee population as of that date consisted of 1,187 employees, including our chief executive officer. Excluding our chief executive officer, and excluding an additional total of 50 employees located in seven non-U.S. jurisdictions who represented approximately 4.2% of our total employee base of 1,187 employees as of December 30, 2023, the size of our employee base for purposes of determining our median employee was 1,137. The following number of employees in the following non-U.S. jurisdictions were excluded:

Jurisdiction	Headcount
Australia	2
Belgium	26
Brazil	6
Czech Republic	1
France	3
Norway	1
Switzerland	11

•
We identified our median employee using a consistently applied compensation measure of 2023 taxable income, as determined in the applicable jurisdiction. Compensation paid in currencies other than U.S. dollars was converted into U.S. dollars using the following 2023 full-year exchange rates:

•
British pound to U.S. dollar: 1.2437

•
the euro to U.S. dollar: 1.0815

•
the Canadian dollar to U.S. dollar: 0.7411

•
In determining the 2023 taxable income of our full-time and part-time employees who were not employed by us for all of 2023, we annualized their actual taxable income based on the number of days that they were employed by us in 2023. Our employee base for purposes of determining our median employee did not contain any seasonal or temporary employees.

We calculated the annual total compensation of Mr. Maleh and our median employee using the same methodology that we used to calculate the annual total compensation of our named executive officers reported in the “Summary Compensation Table,” or SCT, above. As this amount reported for Mr. Maleh includes all of the compensation he earned under non-discriminatory benefit plans in fiscal 2023, the compensation earned by our median employee under non-discriminatory benefit plans in fiscal 2023 was also included in the annual total compensation for our median employee reported above.
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the following table sets forth additional compensation information of Mr. Maleh, our principal executive officer, or PEO, and our other named executive officers, or Non-PEO NEOs, and Company performance for the fiscal years ended in 2020, 2021, 2022 and 2023.
Fiscal Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(1)(2)(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) (e)	Value of Initial Fixed $100 Investment Based on(4):		Net Income ($ in millions) (h)	Non-GAAP Net Revenue ($ in millions)(5) (i)
					Total Shareholder Return (TSR) (f)	Peer Group Total Shareholder Return (g)
2023	$3,584,193	$1,719,457	$1,194,327	$784,896	$196.45	$156.21	$38.5	$624.0
2022	$3,794,707	$6,666,030	$1,281,503	$1,891,193	$239.76	$138.71	$43.6	$590.9
2021	$3,838,392	$8,739,743	$1,169,357	$2,136,051	$180.35	$140.76	$41.7	$565.9
2020	$3,675,532	$3,389,943	$1,270,450	$1,320,399	$97.13	$110.38	$24.5	$508.4

(1)
Mr. Maleh has been our PEO for each year presented. Messrs. Mahoney, Holmes and Yellin have been our Non-PEO NEOs for each year presented.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. The fair value of stock awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.

PEO Adjustments
	2020	2021	2022	2023
Summary Compensation Table Total for PEO	$3,675,532	$3,838,392	$3,794,707	$3,584,193
Less, Value of Stock Awards reported in SCT	$(1,500,023)	$(1,500,032)	$(1,599,969)	$(1,599,955)
Plus, Year-end value of awards granted in fiscal year that are unvested and outstanding	$1,441,981	$2,343,873	$2,568,973	$1,611,587
Plus, Change in fair value of prior year awards that are unvested and outstanding	$27,129	$2,941,351	$1,496,205	$(1,192,497)
Plus, Fair market value of awards granted in fiscal year that vested in fiscal year	—	—	—	—
Plus, Change in fair value (from prior year-end) of prior year awards that vested in fiscal year	$(252,676)	$1,116,159	$406,114	$(683,871)
Less, Prior year-end fair value of awards that failed to vest in fiscal year	—	—	—	—
Total Adjustments	$(285,589)	$4,901,351	$2,871,323	$(1,864,736)
Compensation Actually Paid	$3,389,943	$8,739,743	$6,666,030	$1,719,457
Non-PEO NEO Adjustments
	2020	2021	2022	2023
Summary Compensation Table Total for Non-PEO NEOs	$1,270,450	$1,169,357	$1,281,503	$1,194,327
Less, Value of Stock Awards reported in SCT	$(425,005)	$(291,648)	$(358,310)	$358,323
Plus, Year-end value of awards granted in fiscal year that are unvested and outstanding	$493,393	$455,721	$575,323	$360,928
Plus, Change in fair value of prior year awards that are unvested and outstanding	$4,742	$625,963	$337,796	$(277,697)
Plus, Fair market value of awards granted in fiscal year that vested in fiscal year	—	—	—	—
Plus, Change in fair value (from prior year-end) of prior year awards that vested in fiscal year	$(23,181)	$176,658	$54,881	$(134,340)
Less, Prior year-end fair value of awards that failed to vest in fiscal year	—	—	—
Total Adjustments	$49,949	$966,694	$609,690	$(409,432)
Compensation Actually Paid	$1,320,399	$2,136,051	$1,891,193	$784,896

(4)
The Peer Group Total Shareholder Return, or TSR, set forth in this table utilizes the customized peer group, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 30, 2023. The customized peer group consisting of three companies: Exponent Inc., FTI Consulting Inc. and Huron Consulting Group Inc. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the customized peer group, respectively. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies, where applicable, included in the customized peer group. Historical stock performance is not necessarily indicative of future stock performance.

(5)
Non-GAAP net revenue was subject to the following non-GAAP adjustments: acquisitions, discontinued operations, and extraordinary and special items, each to the extent that they arose during fiscal 2020, 2021, 2022 and 2023 and any other adjustments to our publicly reported GAAP results in our earnings releases for each applicable fiscal year, consistent with past practice.

The charts below display the relationship between the compensation actually paid to our PEO and each of our Non-PEO NEOs and TSR, GAAP Net Income, Non-GAAP Net Revenue, as well as the relationship between our TSR and the TSR of our Peer Group.

CAP vs. TSR
Compensation Actually Paid (CAP) ($ in millions)
Total Shareholder Return (TSR)
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
300
250
200
150
100
50
0
2020
2021
2022
2023
PEO CAP
Avg. Non-PEO NEO CAP
Company TSR

CAP vs. GAAP Net Income
Compensation Actually Paid (CAP) ($ in millions)
GAAP Net Income ($ in millions)
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
50
45
40
35
30
25
20
15
10
5
0
2020
2021
2022
2023
PEO CAP
Avg. Non-PEO NEO CAP
GAAP Net Income

CAP vs. Non-GAAP Net Revenue
Compensation Actually Paid (CAP) ($ in millions)
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Revenue ($ in millions)
700
600
500
400
300
200
100
0
2020
2021
2022
2023
PEO CAP
Avg. Non-PEO NEO CAP
Non-GAAP Net Revenue

Company TSR vs. Peer TSR
300
250
200
150
100
50
0
Total Shareholder Return (TSR)
2019
2020
2021
2022
2023
Company TSR
Peer TSR

Tabular List of Most Important Financial Performance Measures
The following performance measures reflect the Company’s most important financial performance measures in effect for 2023, for purposes of setting executive compensation as further described and defined in the sections titled “Compensation of Directors and Executive Officers—Compensation discussion and analysis” and “Executive compensation.” The measures in this table are not ranked.
•
Non-GAAP Net Revenue

•
Non-GAAP Net Revenue Growth

•
Performance Compensation EBITDA

•
Performance Compensation EBITDA Margin

PROPOSAL TWO:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures). This advisory vote is commonly referred to as a “say-on-pay” vote. At the annual meeting of our shareholders held on July 13, 2023, a majority of our shareholders voted, on an advisory basis, in favor of our holding say-on-pay votes on an annual basis and, as reported in our current report on Form 8-K filed on July 17, 2023, our board of directors has decided to hold a say-on-pay vote every year until the next required advisory vote on the frequency of the say-on-pay vote at the 2029 annual meeting of our shareholders.
As described in greater detail in the section of this proxy statement entitled “Compensation of Directors and Executive Officers—Compensation discussion and analysis—Executive summary” above, we seek to closely align the interests of our executive officers with the interests of our shareholders. Our compensation committee has carefully designed our executive officer compensation program to provide competitive compensation to our executive officers that rewards them for the achievement of short-term and long-term strategic and operational goals, and the achievement of increased total shareholder return, while at the same time avoiding encouraging unnecessary or excessive risk-taking. We encourage you to carefully review the compensation discussion and analysis above for a complete discussion of the factors underlying the structure of our executive officer compensation program.
We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures).
This vote is advisory, which means that this vote on executive compensation will not be binding on us, our board of directors or our compensation committee. Nonetheless, our compensation committee will consider the outcome of this vote in deciding whether to take any action as a result of this vote and when making future executive officer compensation decisions. A majority of the votes properly cast at the annual meeting will be necessary to approve this proposal.
Accordingly, we are asking our shareholders to vote for the following at the annual meeting:
“VOTED, that, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement filed by CRA International, Inc. on April 26, 2024, pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures) be, and it hereby is, approved.”
Our board of directors recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

EQUITY COMPENSATION PLANS
The following table provides information, as of December 30, 2023, regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.
Equity Compensation Plan Information as of End of Fiscal 2023
Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#) (c)
Equity compensation plans approved by shareholders	160,488(1)	46.15(2)	873,104(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	160,488(1)	46.15(2)	873,104(3)

(1)
Amount reported consists of the following equity awards granted under our shareholder approved amended and restated 2006 equity incentive plan and outstanding as of the end of fiscal 2023: 45,200 shares underlying stock option awards, 60,891 shares underlying time-vesting restricted stock unit awards, 20,516 shares underlying performance-vesting restricted stock unit awards for which the performance conditions had been determined as of the end of fiscal 2023, and 33,881 shares underlying performance-vesting restricted stock unit awards for which the performance conditions had not been determined as of the end of fiscal 2023 (assuming target performance will be achieved). The number of shares underlying performance-vesting restricted stock unit awards for which the performance conditions had not been determined as of the end of fiscal 2023 (assuming that their highest level of performance will be achieved) is 50,822.

(2)
Amount reported is the weighted-average exercise price of the 45,200 stock options reported in column (a); the weighted-average remaining life of these stock options is 4.45 years.

(3)
Amount reported consists of 661,327 shares of common stock reserved for future issuance under our amended and restated 2006 equity incentive plan and 211,777 shares of common stock reserved for future issuance under our 1998 employee stock purchase plan, which is a tax-qualified plan under Section 423 of the Internal Revenue Code.

REPORT OF THE AUDIT COMMITTEE
Our board of directors appointed an audit committee to, among other things, monitor the integrity of the Company’s consolidated financial statements, system of internal controls, and the independence and performance of its independent registered public accountants. The audit committee also selects the Company’s independent registered public accountants. The audit committee is governed by a written charter adopted by our board of directors. A current copy of the audit committee charter is available through the Investor Relations page of our website at www.crai.com.
During fiscal 2023, the audit committee consisted of three non-employee directors. Each member of the audit committee is or was “independent” within the meaning of the rules of the Nasdaq Stock Market.
Our management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by our management and independent registered public accountants.
In fulfilling our oversight responsibilities, we discussed with representatives of Grant Thornton LLP, or “GT,” our independent registered public accountants for fiscal 2023, the overall scope and plans for their audit of our consolidated financial statements for fiscal 2023. We met with them, with and without our management present, to discuss the results of their audits and their evaluations of our internal controls and the overall quality of our financial reporting. We reviewed and discussed our audited consolidated financial statements for fiscal 2023 with our management and independent registered public accountants.
In addition, we reviewed the report of our management contained in our annual report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC, as well as GT’s Report of Independent Registered Public Accounting Firm included in the Company’s annual report on Form 10-K for the fiscal year ended December 30, 2023 related to its audit of (1) the Company’s consolidated financial statements and (2) the effectiveness of the Company’s internal control over financial reporting. We discussed with the Company’s independent registered public accountants the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including a discussion of the Company’s accounting principles, the application of those principles, and the other matters we were required to discuss with the Company’s independent registered public accountants under generally accepted auditing standards. In addition, we received from the Company’s independent registered public accountants a letter containing the written disclosures required by applicable standards of the Public Company Accounting Oversight Board and discussed the disclosures with them, as well as other matters relevant to their independence from our management and the Company. In evaluating the independence of the Company’s independent registered public accountants, we considered the fact that all audit-related services, tax services and other services for fiscal 2023 were pre-approved by the audit committee, which determined that such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission’s rules on auditor independence.
Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Company’s audit committee charter, we recommended to our board of directors that the Company’s audited consolidated financial statements for fiscal 2023 be included in the Company’s annual report on Form 10-K for fiscal 2023 filed on February 29, 2024.
The audit committee
Richard Booth (Chair)
Robert Holthausen
Alva Taylor
Karen Keenan

PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Overview
Proposal Three concerns the ratification of the appointment by our audit committee of Grant Thornton LLP to be our independent registered public accountants for our fiscal year ending December 28, 2024.
The report of GT on our consolidated financial statements as of and for the year ended December 30, 2023, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. For the fiscal year ended December 30, 2023, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
Under rules of the Securities and Exchange Commission and the Nasdaq Stock Market, appointment of our independent registered public accountants is the direct responsibility of our audit committee.
Although ratification of this appointment by our shareholders is not required by law, our board of directors believes that seeking shareholder ratification is a good practice that provides shareholders an avenue to express their views on this important matter.
Our board of directors recommends that shareholders vote to ratify the appointment of Grant Thornton as our auditors for the fiscal year ending December 28, 2024. If our shareholders do not ratify the appointment of Grant Thornton, our audit committee may, but is not required to, reconsider its decision. In any case, our audit committee may, in its discretion, appoint new independent registered public accountants at any time during the year if it believes that such change would be in our best interest and the best interest of our shareholders. We expect that representatives of Grant Thornton will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from shareholders.
Our board of directors recommends that you vote FOR Proposal Three to ratify the appointment by our audit committee of Grant Thornton LLP as our independent registered public accountants for fiscal 2024.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Fees and Services
The following is a summary of the fees and out-of-pocket expenses for professional services rendered by GT, our current registered independent public accountants, for fiscal 2023 and fiscal 2022.
Fee category	Fiscal 2023	Fiscal 2022
Audit fees	$1,779,847	$1,768,385
Audit-related fees	$15,000	—
Tax fees	$88,500	$42,400
All other fees	—	—
Total fees	$1,883,347	$1,810,785
Audit fees
Audit fees comprise fees and out-of-pocket expenses for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the integrated audit of our annual financial statements and the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements. Audit fees also include fees for services that are normally provided in connection with statutory and regulatory financial statement filings.
Audit-related fees
In fiscal 2023, GT performed services for us in connection with a registration statement filing. In fiscal 2022, GT did not perform any assurance or related services for us that were reasonably related to the performance of the audit or review of our financial statements, except as disclosed under the heading “Audit fees” above.
Tax fees
In fiscal 2023 and fiscal 2022, GT performed tax services that were pre-approved by our audit committee, which determined that such services would not impair the independence of the auditor and were consistent with the Securities and Exchange Commission’s rules on auditor independence.
All other fees
In fiscal 2023 and fiscal 2022, GT did not perform any other services for us other than those disclosed under the headings “Audit fees” and “Tax fees” above.
Pre-approval policies and procedures
At present, our audit committee approves each engagement for audit or non-audit services before we engage our independent registered public accountants to provide those services. However, our audit committee has delegated to the chairman of the committee the authority to pre-approve audit and non-audit services that the chairman determines in good faith would not impair the independence of our independent registered public accountants. The chairman of our audit committee must notify the other members of the committee of any audit or non-audit service that he pre-approves under this delegation of authority. Any other audit and non-audit services require pre-approval by the entire audit committee.
Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accountants to provide any specified services with only an obligation to notify the committee of the engagement for those services. None of the services provided by GT for fiscal 2023 was obtained in reliance on the waiver of the pre-approval requirement permitted by SEC regulations.

SHAREHOLDER PROPOSALS
Shareholder proposals for inclusion in our proxy materials relating to the 2025 annual meeting of our shareholders must be received by us at our executive offices no later than January 31, 2025 or, if the date of that meeting is more than 30 calendar days before or after July 18, 2025, a reasonable time before we begin to print and send our proxy materials with respect to that meeting.
In addition, our by-laws provide that a shareholder desiring to bring business before any meeting of shareholders or to nominate any person for election to our board of directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered or mailed to and received at our principal executive offices not less than 60 days nor more than 90 days before the first Monday in May in the year of the annual meeting (the default date for such meetings set in our by-laws), must describe the business to be brought before the meeting, and must provide specific information about the proposing shareholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. If we hold the 2025 annual meeting of our shareholders before May 1, 2025, and if we give less than 70 days’ notice or prior public disclosure of the date of that meeting, then the shareholder’s notice must be delivered or mailed to and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mail notice of the date of the annual meeting and (2) the day on which we publicly disclose the date of the annual meeting. If we hold the 2025 annual meeting of our shareholders on or after May 1, 2025, in order to bring an item of business before the meeting in accordance with our by-laws, a shareholder must deliver the requisite notice of that item of business to us between February 4, 2025 and March 6, 2025. In addition, to comply with universal proxy rules, any notice of a solicitation of proxies in support of director nominees other than our nominees must set forth the information required by Rule 14a-19 under the Exchange Act and be postmarked or transmitted electronically to us at our principal executive office no later than May 19, 2025, or, if the date of the 2025 annual meeting has changed by more than 30 calendar days from the 2024 annual meeting, then by the later of 60 calendar days prior to the date of the 2025 annual meeting or the 10th calendar day after the day on which we first publicly announce the date of the 2025 annual meeting.
AVAILABLE INFORMATION
Shareholders of record on May 24, 2024 will receive this proxy statement and our annual report to shareholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

CRA Charles River Associates

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Your vote matters – here's how to vote!

Online
Go to **www.envisionreports.com/CRAI** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Annual Meeting Proxy Card

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	For	Withhold
01 - Alva Taylor	☐	☐
02 - Heather Tookes	☐	☐
03 - Karen Keenan	☐	☐

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1 U P X 6 1 5 1 5 7

03ZWSB

01 - Alva Taylor 02 - Heather TookesFor Withhold For Withhold1 U P X03 - Karen KeenanFor WithholdUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03ZWSB++Proposals — The Board of Directors recommends a vote FOR the listed nominees as Class II Directors A and FOR Proposals 2 and 3:2. To approve, on an advisory basis, the compensation paid toCRA’s named executive officers, as disclosed in the proxystatement for the 2024 meeting of its shareholders.3. To ratify the appointment by our audit committee ofGrant Thornton LLP as our independent registeredpublic accountants for our fiscal year endingDecember 28, 2024.1. To consider and vote upon the election of three Class II Directors:For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qAnnual Meeting Proxy CardFor Against AbstainMMMMMMMMMMMMMMMMMMMMMMMM6 1 5 1 5 7MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TC123456789MMMMMMMMMMMMMMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext1234 5678 9012 345If no electronic voting,delete QR code and control #Δ ≈000001MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________OnlineGo to www.envisionreports.com/CRAI orscan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/CRAIPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaYou may vote online or by phone instead of mailing this card.Votes submitted electronically must bereceived by July 18, 2024 at 1:00 A.M.,local time.Your vote matters – here’s how to vote!

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CRA INTERNATIONAL, INC.THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FORPROPOSALS 2 AND 3.CRA International, Inc.’s Annual Meeting of Shareholders will be held on Thursday, July 18, 2024, at 8:00 A.M. local time at the offices of CRA International, Inc.,located at 200 Clarendon Street, 9th Floor, Boston, Massachusetts 02116Proxy for Annual Meeting of Shareholders to be held on July 18, 2024The undersigned shareholder of CRA International, Inc. (“CRA”), revoking all prior proxies, hereby appoints Paul Maleh and Jonathan Yellin, and each acting singly, proxies, with fullpower of substitution, to vote all shares of capital stock of CRA that the undersigned is entitled to vote at the Annual Meeting of Shareholders of CRA to be held on Thursday,July 18, 2024, beginning at 8:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting dated April 26, 2024,and the related Proxy Statement, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance ofthe undersigned at the Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate theintention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THE SHARES REPRESENTED BY THIS PROXY WILLBE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.Proxy - CRA International, Inc.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qC Non-Voting Items++Meeting AttendanceMark box to the right ifyou plan to attend theAnnual Meeting.Change of Address — Please print new address below.Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/CRAIThe 2024 Annual Meeting of Shareholders of CRA International, Inc. will be held onThursday, July 18, 2024, 8:00 A.M. local time at the offices of CRA International, Inc., located at200 Clarendon Street, 9th Floor, Boston, Massachusetts 02116